C-77

                                                     Exhibit 4.23

EXECUTION COPY








            CLASS A-1 CERTIFICATE PURCHASE AGREEMENT

                  Dated as of November 9, 1999

                              among

               SRI RECEIVABLES PURCHASE CO., INC.,
                 individually and as Transferor,

                   SPECIALTY RETAILERS, INC.,
          individually and as Originator and Servicer,

            THE CLASS A-1 PURCHASERS PARTIES HERETO,

                               and

          CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                         Facility Agent




                      ____________________

                           Relating to
                  SRI Receivables Master Trust
     Class A-1 Variable Funding Certificates, Series 1999-1
                      ____________________









                       TABLE OF CONTENTS

                                                             Page

SECTION 1.  DEFINITIONS                                         2
     1.1  Definitions                                           2
     1.2  Other Definitional Provisions                        10

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS                    10
     2.1  Purchases                                            10
     2.2  Reductions, Increases and Extensions of Commitments  13
     2.3  Calculation of Interest, Fees, Expenses,
          Payments, Etc                                        16
     2.4  Requirements of Law                                  18
     2.5  Taxes                                                20
     2.6  Indemnification                                      22

SECTION 3.  CONDITIONS PRECEDENT                               26
     3.1  Condition to Initial Purchase                        26
     3.2  Condition to Additional Purchase                     28

SECTION 4.  REPRESENTATIONS AND WARRANTIES                     29
     4.1  Representations and Warranties of SRPC               29
     4.2  Representations and Warranties of SRI                32
     4.3  Representations and Warranties of the Agents, the
          Facility Agent and the Class A-1 Purchasers          34

SECTION 5.  COVENANTS                                          35
     5.1  Covenants of SRPC and SRI                            35

SECTION 6.      MUTUAL COVENANTS REGARDING CONFIDENTIALITY     40
     6.1  Covenants of SRPC, Etc.                              40
     6.2  Covenants of Class A-1 Purchasers                    40

SECTION 7.  THE AGENTS                                         41
     7.1  Appointment                                          41
     7.2  Delegation of Duties                                 41
     7.3  Exculpatory Provisions                               41
     7.4  Reliance by Agent                                    42
     7.5  Notices                                              42
     7.6  Non-Reliance on Agent and Other Class A-1 Purchasers 42
     7.7  Indemnification                                      43
     7.8  Agents in Their Individual Capacities                43
     7.9  Successor Agent                                      44

SECTION 8.       SECURITIES LAWS; TRANSFERS; TAX TREATMENT     45
     8.1  Transfers of Class A-1 Certificates                  45
     8.2  Tax Characterization                                 49

SECTION 9.  MISCELLANEOUS                                      49
     9.1  Amendments and Waivers                               49
     9.2  Notices                                              50
     9.3  No Waiver; Cumulative Remedies                       52
     9.4  Successors and Assigns                               52
     9.5  Successors to Servicer                               52
     9.6  Counterparts                                         53
     9.7  Severability                                         53
     9.8  Integration                                          53
     9.9  Governing Law                                        54
     9.10  Termination                                         54
     9.11  Limited Recourse; No Proceedings                    54
     9.12  Survival of Representations and Warranties          55
     9.13  Submission to Jurisdiction; Waivers                 55
     9.14  WAIVERS OF JURY TRIAL                               56


                        LIST OF EXHIBITS

EXHIBIT A      Form of Investment Letter
EXHIBIT B      Form of Joinder Supplement
EXHIBIT C      Form of Transfer Supplement

          CLASS A-1 CERTIFICATE PURCHASE AGREEMENT, dated as of November 9, 1999, by and among SRI RECEIVABLES PURCHASE CO., INC., a Delaware corporation ("SRPC"), individually and as Transferor (as defined in the Master Pooling and Servicing Agreement referred to below), SPECIALTY RETAILERS, INC., a Texas corporation ("SRI"), individually and as Servicer (as defined in the Master Pooling and Servicing Agreement referred to below), the CLASS A-1 PURCHASERS (as hereinafter defined) from time to time parties hereto, the AGENTS for the Purchaser Groups from time to time parties hereto (each such party, together with their respective successors in such capacity, an "Agent"), and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation acting through its New York Branch ("CSFB"), as facility agent for the Class A-1 Purchasers and for the Class A-2 Purchasers and the Class B Purchasers, each as defined below (together with its successors in such capacity, the "Facility Agent").

                      W I T N E S S E T H:

          WHEREAS, SRPC, as Transferor, SRI, as Servicer, and Bankers Trust (Delaware), a Delaware banking corporation, as trustee (together with its successors in such capacity, the "Trustee"), are parties to a certain Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (as the same may from time to time be amended or otherwise modified, the "Master Pooling and Servicing Agreement"), pursuant to which the Transferor has created the SRI Receivables Master Trust (the "Trust");

          WHEREAS, pursuant to a Series 1999-1 Supplement to the Master Pooling and Servicing Agreement, dated as of November 9, 1999 (as the same may from time to time be amended, supplemented or otherwise modified, the "Supplement") the Trust has issued its Class C Floating Rate Certificates, Series 1999-1 (the "Class C Certificates"), having a Class C Initial Invested Amount (as defined in the Supplement) equal to $28,000,000, its Class D Floating Rate Certificates, Series 1999-1 (the "Class D Certificates"), having a Class D Initial Invested Amount (as defined in the Supplement) equal to $18,375,000 and its Class E Certificates, Series 1999-1 (the "Class E Certificates"), having a Class E Initial Invested Amount (as defined in the Supplement) equal to $20,125,000;

          WHEREAS, pursuant to the Supplement, as supplemented by the Issuance Supplement thereto, dated as of November 9, 1999 (as the same may from time to time be amended or otherwise modified, the "Issuance Supplement"; and the Supplement, as supplemented by the Issuance Supplement, together with the Master Pooling and Servicing Agreement, the "Pooling and Servicing Agreement") the Trust proposes to issue its Class A-1 Variable Funding Certificates, Series 1999-1 (the "Class A-1 Certificates"), its Class A-2 Variable Funding Certificates, Series 1999-1 (the "Class A-2 Certificates") and its Class B Variable Funding Certificates, Series 1999-1 (the "Class B Certificates"); and

          WHEREAS, the Class A-1 Purchasers are willing to purchase the Class A-1 Certificates on the Closing Date and from time to time thereafter to purchase Additional Class A-1 Invested Amounts (as defined in the Supplement) thereunder on the terms and conditions provided for herein;

          NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

          SECTION 1.  DEFINITIONS

          1.1 Definitions. All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. Each capitalized term defined herein shall relate only to the Series 1999-1 and to no other Series of Investor Certificates issued by the Trust.

          "Adjusted Commitment" shall mean on any date of determination, with respect to a Liquidity Purchaser for a Conduit Purchaser, such Liquidity Purchaser's Commitment minus the aggregate outstanding principal amount of its Support Advances to such Conduit Purchaser (excluding any portion thereof advanced to such Conduit Purchaser to fund interest, discount, fees, expenses or similar amounts in respect of Commercial Paper Notes or other indebtedness of such Conduit Purchaser or in respect of the Class A-1 Certificates).

          "Affected Party" shall mean, with respect to any Conduit Purchaser, any Support Party of such Conduit Purchaser.

          "Agent" has the meaning specified in the preamble to this Agreement.

          "Agreement"  shall  mean  this  Class  A-1  Certificate
Purchase   Agreement,  as  amended,  supplemented  or   otherwise
modified from time to time.

          "Alternative Rate" has the meaning specified in Exhibit
B-1 of the Issuance Supplement.

          "Assignee"   and   "Assignment"  have  the   respective
meanings specified in subsection 8.1(e) of this Agreement.

          "Certificate Rate Determination Date" shall mean, for any Interest Accrual Period, the Second Business Day prior to the
Distribution Date with respect to such Interest Accrual Period.

          "Class A-1 Certificates" has the meaning specified in the recitals to this Agreement.

          "Class A-1 Exiting Purchaser Amortization Amount" shall mean, with respect to a Purchase Termination Date, the sum of (i) the aggregate Percentage Interests of all Committed Purchasers and Liquidity Purchasers which became Exiting Purchasers on such date, times the Class A-1 Principal Balance on such date, plus, with respect to each of the Conduit Purchasers, (ii) the product of (A) the aggregate Liquidity Percentages of all Liquidity Purchasers with respect to such Conduit Purchaser which became Exiting Purchasers on such date, times (B) the Percentage Interest of such Conduit Purchaser times the Class A-1 Principal Balance on such date, in each case determined after giving effect to any purchases of Additional Class A-1 Invested Amounts occurring, any Assignments which became effective and any Support Advances made on such date.

          "Class A-1 Fee Letter" shall mean that certain letter agreement, designated therein as the Series 1999-1 Class A-1 Fee Letter and dated as of the date hereof, among the Agent for each Purchaser Group, the Facility Agent, SRPC and SRI, as such letter agreement may be amended or otherwise modified from time to time.

          "Class A-1 Owners" shall mean the Class A-1 Purchasers that are owners of record of the Class A-1 Certificates or, with respect to any Class A-1 Certificate held by the an Agent hereunder as nominee on behalf of Class A-1 Purchasers in a Purchaser Group, the Class A-1 Purchasers that are owners of the Class A-1 Invested Amount represented by such Class A-1 Certificate as reflected on the books of the such Agent in accordance with this Agreement.

          "Class A-1 Program Fees" shall mean the ongoing program fees payable to Class A-1 Purchasers in respect of the Class A-1
Purchase Limit, in the amounts and on the dates set forth in the Class A-1 Fee Letter.

          "Class A-1 Purchasers" shall mean, collectively, the Conduit Purchasers, the Liquidity Purchasers and the Committed
Purchasers.

          "Class  A-1 Purchase Limit" shall mean, on any date  of
determination,  the  aggregate  Commitments  of   the   Committed
Purchasers and the Liquidity Purchasers.

          "Class A-1 Utilization Fees" shall mean the ongoing utilization fees payable to Class A-1 Purchasers in respect of the Class A-1 Principal Balance, in the amounts and on the dates set forth in the Class A-1 Fee Letter.

          "Class A-2 Certificates" has the meaning specified in the recitals to this Agreement.

          "Class A-2 Purchase Agreement" shall mean the Class A-2 Certificate Purchase Agreement, dated as of the date hereof, among SRPC, individually and as Transferor, SRI, individually and as Servicer, the Class A-2 Purchasers parties thereto, the agents for the purchaser groups referred to therein and the Facility Agent, as amended, modified or otherwise supplemented from time to time.

          "Class A-2 Purchasers" has the meaning specified in the Class A-2 Purchase Agreement.

          "Class B Certificates" has the meaning specified in the recitals to this Agreement.

          "Class B Purchase Agreement" shall mean the Class B Certificate Purchase Agreement, dated as of the date hereof, among SRPC, individually and as Transferor, SRI, individually and as Servicer, the Class B Purchasers parties thereto, the agents for the purchaser groups referred to therein and the Facility Agent referred to therein, as amended, modified or otherwise supplemented from time to time.

          "Class B Purchasers" has the meaning specified in the Class B Purchase Agreement.

          "Class C Certificates" has the meaning specified in the recitals to this Agreement.

          "Class D Certificates" has the meaning specified in the recitals to this Agreement.

          "Class E Certificates" has the meaning specified in the recitals to this Agreement.

          "Closing Date" shall mean November 9, 1999.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commercial Paper Notes" shall mean, with respect to a Conduit Purchaser, the short-term promissory notes issued by such Conduit Purchaser which are allocated by such Conduit Purchaser as its funding for its purchasing or maintaining its Percentage Interest of the Class A-1 Principal Balance hereunder.

          "Commercial Paper Rate" has the meaning specified in Exhibit B-1 of the Issuance Supplement.

          "Commitment" shall mean, for any Committed Purchaser or Liquidity Purchaser, the maximum amount of such Class A-1
Purchaser's commitment to purchase a portion of the Class A-1 Initial Invested Amount or Additional Class A-1 Invested Amounts, as set forth opposite such Class A-1 Purchaser's name in the Joinder Supplement or Transfer Supplement by which such Committed Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Class A-1 Purchaser, as such amount may be adjusted from time to time pursuant to Transfer Supplement(s) executed by such Class A-1 Purchaser and its Assignee(s) and delivered pursuant to Section 2.2 of this Agreement or pursuant to Section 8.1 of this Agreement. In the event that a Class A-1 Purchaser is both a Committed Purchaser and a Liquidity Purchaser, or is a Liquidity Purchaser which maintains a portion of its Commitment hereunder in relation to more than one Conduit Purchaser, such Class A-1 Purchaser shall be deemed to hold separate Commitments hereunder in each such capacity.

          "Commitment Expiration Date" shall mean, with respect to a Committed Purchaser or Liquidity Purchaser, November 7, 2000, as such date may be extended from time to time with respect to such Class A-1 Purchaser in accordance with subsection 2.2(e) hereof.

          "Committed Purchaser" shall mean any Class A-1 Purchaser which is designated as a Committed Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which it became a party to this Agreement, and any Assignee of such Class A-1 Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement.

          "Conduit Purchaser" shall mean shall mean any Class A-1
Purchaser which is designated as a Conduit Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which it became a party to this Agreement.

          "Consented Assignee" shall mean each Class A-1 Purchaser and each Agent (in its individual capacity) which is a party to any Joinder Supplement, each Class A-2 Purchaser, each Class B Purchaser, each Person listed in the Consented Assignee Letter as in effect on the date on which such Person became or agreed to become an Assignee, a Participant or a Support Party, and each other Person who has been consented to as an Assignee or potential Assignee by SRPC, which consent shall not be unreasonably withheld in the case of an assignment by a Conduit Purchaser of its interest in the Class A-1 Certificates and its rights and obligations under this Agreement and the Pooling and Servicing Agreement to any other Conduit Purchaser which is administered by the same Person as the assignor Conduit Purchaser.

          "Corporate Base Rate" shall mean, for any day, the higher of (i) the base commercial lending rate per annum announced from time to time by Credit Suisse First Boston in New York in effect on such day, or (ii) the interest rate per annum quoted by Credit Suisse First Boston at approximately 11:00 a.m., New York City time, on such day, to dealers in the New York Federal funds market for the overnight offering of United States dollars by Credit Suisse First Boston plus one-half of one percent (0.50%). (The Corporate Base Rate is not intended to represent the lowest rate charged by the Credit Suisse First Boston for extensions of credit.)

          "Dissenting Purchaser" has the meaning specified in subsection 2.2(e) of this Agreement.

          "Downgraded Purchaser" has the meaning specified in subsection 8.1(j) of this Agreement.

          "Estimated   Interest  Adjustment"  has   the   meaning
specified in Exhibit B-1 to the Issuance Supplement.

          "Excluded   Taxes"   has  the  meaning   specified   in
subsection 2.5(a) of this Agreement.

          "Exiting  Purchaser"  has  the  meaning  specified   in
subsection 2.2(e) of this Agreement.

          "Extension   Date"   has  the  meaning   specified   in
subsection 2.2(e) hereof.

          "Extension Notice Deadline" has the meaning specified in subsection 2.2(e) of this Agreement.

          "Granite" shall mean Granite National Bank, N.A., a national banking association, which is a subsidiary of Stage.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Indemnitee"  has the meaning specified  in  subsection
2.6(a) of this Agreement.

          "Indemnitor"  has the meaning specified  in  subsection
2.6(a) of this Agreement.

          "Intended Characterization" has the meaning specified in Section 8.2 of this Agreement.

          "Investing Office" shall mean initially, the office of any Class A-1 Purchaser (if any) designated as such in the Joinder Supplement or Transfer Supplement by which it became a party hereto, and thereafter, such other office of such Class A-1 Purchaser as may be designated in writing to the Class A-1 Agent, the Transferor, the Servicer and the Trustee by such Class A-1 Purchaser.

          "Investment  Letter"  has  the  meaning  specified   in
subsection 8.1(a) of this Agreement.

          "Joinder Supplement" has the meaning specified in subsection 2.2(d) of this Agreement.

          "Liquidity Percentage" shall mean, for a Liquidity Purchaser for a Conduit Purchaser, such Liquidity Purchaser's Adjusted Commitment with respect to such Conduit Purchaser as a percentage of the aggregate Adjusted Commitments of all Liquidity Purchasers for such Conduit Purchaser.

          "Liquidity Purchaser" shall mean, with respect to a Conduit Purchaser, each Class A-1 Purchaser identified as a Liquidity Purchaser for such Conduit Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Conduit Purchaser became a party hereto, and any Assignee of such Class A-1 Purchaser to the extent such Assignee has assumed, pursuant to a Transfer Supplement, the Commitment of such Class A-1 Purchaser.

          "Master  Pooling  and  Servicing  Agreement"  has   the
meaning specified in the recitals to this Agreement.

          "Maximum  Purchase Amount" shall mean, for any  Conduit
Purchaser, the aggregate Commitments of its Liquidity Purchasers.

          "New  Issuance" has the meaning specified in subsection
5.1(p) of this Agreement.

          "Notes" has the meaning specified in subsection 9.11(b) of this Agreement.

          "Parity Class" shall mean, with respect to the Class A Certificates or the Class B Certificates, a class or subclass of Series 1999-1 Certificates which are on a parity with the Class A Certificates or the Class B Certificates, as the case may be, as to allocations of Available Series 1999-1 Finance Charge Collections, Excess Finance Charge Collections, Series Transferor Finance Charge Collections, Reallocated Principal Collections or Available Principal Collections.

          "Partial Expiration Date" shall mean any date on which the Commitment Expiration Date for some, but not all, of Committed Purchasers and Liquidity Purchasers occurs.

          "Participant"  has the meaning specified in  subsection
8.1(d) of this Agreement.

          "Participation" has the meaning specified in subsection
8.1(d) of the Agreement.

          "Percentage Interest" shall mean, for a Class A-1 Purchaser on any day, the percentage equivalent of (a) the sum of
(i) the portion of the Class A-1 Initial Invested Amount (if any) purchased by such Class A-1 Purchaser, plus (ii) the aggregate Additional Class A-1 Invested Amounts (if any) purchased by such Class A-1 Purchaser prior to such day pursuant to Section 6.15 of the Pooling and Servicing Agreement, plus (iii) any portion of the Class A-1 Principal Balance acquired by such Class A-1 Purchaser as an Assignee from another Class A-1 Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, minus (iv) the aggregate amount of principal payments made to such Class A-1 Purchaser prior to such day, minus (v) any portion of the Class A-1 Principal Balance assigned by such Class A-1 Purchaser to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, divided by (b) the aggregate Class A-1 Principal Balance on such day.

          "Person"   shall   mean  an  individual,   partnership,
corporation,   business  trust,  joint  stock   company,   trust,
unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "Pooling and Servicing Agreement" has the meaning specified in the recitals to this Agreement.

          "Purchase Date" shall mean the Closing Date and each Business Day on which the purchase of an Additional Class A-1 Invested Amount is to occur in accordance with Section 6.15 of the Pooling and Servicing Agreement and Section 2.1 hereof.

          "Purchase Termination Date" shall mean, for a Class A-1 Purchaser, the first to occur of (i) in the case of a Committed Purchaser or Liquidity Purchaser, the Commitment Expiration Date for such Class A-1 Purchaser or, in the case of a Conduit Purchaser, the latest Commitment Expiration Date for any of its Liquidity Purchasers, (ii) the Amortization Period Commencement Date, or (iii) the date on which a Mandatory Partial Amortization Event is deemed to have occurred.

          "Purchaser Group" shall mean each group of Class A-1 Purchasers consisting of (i) a Conduit Purchaser, (ii) the Liquidity Purchasers with respect to such Conduit Purchaser, and
(iii) any Committed Purchasers which are assignees of such Conduit Purchaser or any such Liquidity Providers.

          "Purchaser Percentage" shall mean, with respect to a Committed Purchaser or Conduit Purchaser, its Commitment or
Maximum Purchase Amount, as the case may be, as a percentage of the Class A-1 Purchase Limit.

          "Receivables Transfer Agreement" shall mean the Receivables Transfer Agreement, dated as of August 1, 1998, between SRI, as purchaser, and Granite, as transferor, as the same may from time to time be amended or otherwise modified.

          "Regulatory Change" shall mean, as to each Class A-1 Purchaser, any change occurring after the date of the execution and delivery of the Joinder Supplement or the Transfer Supplement by which it became party to this Agreement; in the case of a Participant, any change occurring after the date on which its Participation became effective, or in the case of an Affected
Party, any change occurring after the date it became such an Affected Party, in any (or the adoption after such date of any new):

          (i)  United States Federal or state law or foreign  law
     applicable  to such Class A-1 Purchaser, Affected  Party  or
     Participant  or  any  entity  controlling  such  Class   A-1
     Purchaser, Affected Party or Participant; or

          (ii) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to such Class A-1 Purchaser, Affected Party or Participant or any entity controlling such Class A-1 Purchaser, Affected Party or Participant of any court or other judicial authority or any Governmental Authority charged with the interpretation or administration of any law referred to in clause (i) or of any fiscal, monetary or other Governmental Authority or central bank having jurisdiction over such Class A-1 Purchaser, Affected Party or Participant or any entity controlling such Class A-1 Purchaser, Affected Party or Participant.

          "Related Documents" shall mean, collectively, this Agreement (including the Class A-1 Fee Letter and all Joinder Supplements and Transfer Supplements), the Class A-2 Purchase Agreement (including each fee letter, joinder supplement and transfer supplement thereunder), the Class B Purchase Agreement (including each fee letter, joinder supplement and transfer supplement thereunder), the Master Pooling and Servicing
Agreement, the Supplement, the Issuance Supplement, the Series 1999-1 Certificates, the Receivables Purchase Agreement and the Receivables Transfer Agreement.

          "Required Class A-1 Owners" shall mean, at any time, Class A-1 Owners having Percentage Interests aggregating greater than 50%.

          "Required  Class  A-1 Purchasers" shall  mean,  at  any
time,   Committed  Purchasers  and  Liquidity  Purchasers  having
Commitments  aggregating  greater  than  50%  of  the  Class  A-1
Purchase Limit.

          "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

          "Risk Rate" shall mean, for any day, a rate per annum equal to the sum of (i) the Corporate Base Rate in effect for such day, plus (ii) 2.00%.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Series 1999-1 Certificates" has the meaning specified in the recitals to this Agreement.

          "SRI" has the meaning specified in the preamble to this Agreement and, as used herein (except to the extent that the context otherwise requires), shall mean SRI in its individual capacity (including its capacity as Originator).

          "Stage" shall mean Stage Stores, Inc., a Delaware corporation which is the parent of SRI.

          "Supplement" has the meaning specified in the recitals to this Agreement.

          "Support Facility" shall mean any liquidity or credit support agreement or other facility with a Conduit Purchaser which relates, either generally or specifically, to this Agreement (including any agreement to purchase an assignment of or participation in, or to make loans or other advances in respect of, Class A-1 Certificates).

          "Support Party" shall mean any bank, insurance company or other entity extending or having a commitment to extend funds to or for the account of a Conduit Purchaser (including by agreement to purchase an assignment of or participation in, or to make loans or other advances in respect of, Class A-1 Certificates) under a Support Facility. Each Liquidity Purchaser for a Conduit Purchaser shall be deemed to be a Support Party for such Conduit Purchaser.

          "Taxes" has the meaning specified in subsection 2.5(a) of this Agreement.

          "Termination Event" shall mean the occurrence of a Trust Pay Out Event, a Series 1999-1 Pay Out Event, Mandatory Partial Amortization Event or a Servicer Default, or the occurrence of an event or condition which would be a Trust Pay Out Event, a Series 1999-1 Pay Out Event, Mandatory Partial Amortization Event or a Servicer Default but for a waiver of or failure to declare or determine such event by the Certificateholders or the Trustee.

          "Transfer"  has  the  meaning specified  in  subsection
8.1(c) of this Agreement.

          "Transferee"  has the meaning specified  in  subsection
8.1(c) of this Agreement.

          "Transfer Supplement" has the meaning specified in subsection 8.1(e) of this Agreement.

          "Trust" has the meaning specified in the recitals to this Agreement.

          "Trustee" has the meaning specified in the recitals to this Agreement.

          "written"   or  "in  writing"  (and  other   variations
thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

          1.2   Other  Definitional Provisions.   (a)      Unless
otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation".

          SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1 Purchases. (a) On and subject to the terms and conditions of this Agreement, (i) each Conduit Purchaser may purchase its Purchaser Percentage of the Class A-1 Certificates on the Closing Date for a purchase price equal to its Purchaser Percentage of the Class A-1 Initial Invested Amount, and (ii) each Liquidity Purchaser for each Purchaser Group, severally, agrees to purchase on the Closing Date its Liquidity Percentage of the portion of the Class A-1 Initial Invested Amount not purchased by the Conduit Purchaser in such Purchaser Group pursuant to clause (i), in each case for a purchase price equal to the portion of the Class A-1 Initial Invested Amount so purchased.

          (b) On and subject to the terms and conditions of this Agreement and prior to its Purchase Termination Date, (i) each Conduit Purchaser may purchase its Purchaser Percentage of any Additional Class A-1 Invested Amount offered for purchase pursuant to Section 6.15 of the Pooling and Servicing Agreement, and (ii) each Committed Purchaser (if any), severally, agrees to purchase its Purchaser Percentage of the Additional Class A-1 Invested Amount so offered for purchase, in each case for a purchase price equal to the Additional Class A-1 Invested Amount so purchased.

          (c) The purchase of the Class A-1 Initial Invested Amount shall be made on prior notice from the Transferor to the Facility Agent and each Agent received not later than 4:00 p.m. New York City time on the Business Day preceding the Closing Date. Each purchase of any Additional Class A-1 Invested Amount on the applicable Purchase Date shall be made on prior notice from the Transferor received by the Facility Agent and each Agent not later than 2:00 p.m. New York City time on the Business Day immediately preceding such Purchase Date. Each such notice shall be irrevocable and shall specify (i) the aggregate Class A-1 Initial Invested Amount or Additional Class A-1 Invested Amount to be purchased, (ii) the applicable Purchase Date (which shall be a Business Day), and (iii) instructions as to the deposit of the proceeds of the purchase. Each Agent shall promptly forward a copy of each such notice received by it to each Class A-1 Purchaser in its Purchaser Group.

          (d) Each Conduit Purchaser shall notify the Agent for its Purchaser Group by 9:30 a.m., New York City time, on the applicable Purchase Date whether it has determined to make the purchase offered to it pursuant to subsection 2.1(a) or 2.1(b), as applicable. In the event that a Conduit Purchaser shall not have timely provided such notice such Conduit Purchaser shall be deemed to have determined not to make such purchase. Such Agent shall notify the Transferor, the Servicer and each Liquidity Purchaser for such Conduit Purchaser on or prior to 10:00 a.m., New York City time, on the applicable Purchase Date if such Conduit Purchaser has not determined to purchase its entire share of the Class A-1 Initial Invested Amount or the Additional Class A-1 Invested Amount, as the case may be, and shall specify in such notice (i) the identity of such Conduit Purchaser,
(ii) the portion of the Class A-1 Initial Invested Amount or the Additional Class A-1 Invested Amount, as the case may be, which such Conduit Purchaser has not elected to purchase as provided above, and (iii) the respective Liquidity Percentages of such Liquidity Purchasers on such Purchase Date (as determined by such Agent in good faith; for purposes of such determination, such Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Purchaser or its agent or by the agent for its Support Parties). Subject to receiving such notice and to the satisfaction of the applicable conditions set forth in Article 3 hereof, each of such Conduit Purchaser's
Liquidity Purchasers shall on the applicable Purchase Date purchase a portion of the Class A-1 Initial Invested Amount or the Additional Class A-1 Invested Amount, as the case may be, which such Conduit Purchaser has not elected to purchase in an amount equal to its Liquidity Percentage thereof, for a purchase price equal to the a portion of the Class A-1 Initial Invested Amount or the Additional Class A-1 Invested Amount, as the case may be, so purchased.

          (e) Each Class A-1 Purchaser's purchase price payable pursuant to subsection 2.1(a), 2.1(b) or 2.1(d) of this Agreement shall be made available to the Agent for its Purchaser Group, subject to the fulfillment of the applicable conditions set forth in Article 3 hereof, at or prior to 2:00 p.m., New York City time, on the applicable Purchase Date, by deposit of immediately available funds to an account of such Agent specified in subsection 9.2(b) of this Agreement. Such Agent shall promptly notify the Transferor in the event that any Class A-1 Purchaser either fails to make such funds available to such Agent before such time or notifies such Agent that it will not make such funds available to such Agent before such time. Subject to (i) such Agent's receipt of such funds and (ii) the fulfillment of the applicable conditions set forth in Article 3 hereof, as determined by such Agent, such Agent will not later than 3:00 p.m., New York City time, on such Purchase Date make such funds available, in the same type of funds received, by wire transfer thereof to the account of Transferor in the United States specified in the applicable purchase notice given pursuant to subsection 2.1(c) or, in the case of the purchase on the Closing Date, specified in writing by the Transferor to such Agent not later than the Business Day prior to the Closing Date.

          (f) In the event that notwithstanding the fulfillment of the applicable conditions set forth in Article 3 hereof with respect to a purchase, a Conduit Purchaser elected to make a purchase on a Purchase Date but failed to make its purchase price available to the Agent for its Purchaser Group when required by subsection 2.1(e) of this Agreement, such Conduit Purchaser shall be deemed to have rescinded its election to make such purchase, and neither the Transferor nor any other party shall have any claim against such Conduit Purchaser by reason for its failure to timely make such purchase. In any such case, such Agent shall give notice of such failure not later than noon, New York City time, on the Purchase Date to each Liquidity Purchaser for such Conduit Purchaser, which notice shall specify (i) the identity of such Conduit Purchaser, (ii) the amount of the purchase which it had elected but failed to make and (iii) the respective Liquidity Percentages of such Liquidity Purchasers on such Purchase Date (as determined by such Agent in good faith; for purposes of such determination, such Agent shall be entitled to rely conclusively on the most recent information provided by such Conduit Purchaser or its agent or by the agent for its Support Parties). Subject to receiving such notice, each of such Conduit Purchaser's Liquidity Purchasers shall purchase a portion of the Class A-1 Invested Amount in an amount equal to its Liquidity Percentage of the amount described in clause (ii) above at or before 4:00 p.m., New York City time, on such Purchase Date and otherwise in accordance with subsection 2.1(d) of this Agreement. Subject to such Agent's receipt of such funds, such Agent will not later than 5:00 p.m., New York City time, on such Purchase Date make such funds available, in the same type of funds received, by wire transfer thereof to the account of the Transferor described in subsection 2.1(e) of this Agreement, which payment shall be deemed to be timely for purposes of this Agreement.

          (g) The Agent for each Purchaser Group shall notify the Transferor, the Servicer and each Class A-1 Purchaser in its Purchaser Group on the Closing Date (in the case of the purchase of the Class A-1 Initial Invested Amount) or not later than the Business Day following the applicable Increase Date (in the case of any purchases of Additional Class A-1 Invested Amounts) of the identity of each Class A-1 Purchaser in such Purchaser Group which purchased any portion of the Class A-1 Initial Invested Amount or any Additional Class A-1 Invested Amount on such Purchase Date, whether such Class A-1 Purchaser was a Conduit Purchaser, a Committed Purchaser or a Liquidity Purchaser and the portion of the Class A-1 Initial Invested Amount or Additional Class A-1 Invested Amount purchased by such Class A-1 Purchaser.

          (h) In no event shall a Committed Purchaser be required on any date to purchase an Additional Class A-1 Invested Amount which would result in its Percentage Interest of the Class A-1 Principal Balance, determined after giving effect to such purchase, exceeding its Commitment, and in no event shall a Liquidity Purchaser be required on any date to purchase an Additional Class A-1 Invested Amount which would result in its Percentage Interest of the Class A-1 Principal Balance, determined after giving effect to such purchase, exceeding its Adjusted Commitment. In no event may any Additional Class A-1 Invested Amount be offered for purchase hereunder or under
Section 6.15 of the Supplement, nor shall any Class A-1 Purchaser be obligated to purchase any Additional Class A-1 Invested
Amounts, to the extent that, after giving effect to such purchase, the Class A-1 Principal Balance would exceed the Class A-1 Purchase Limit.

          (i) The Class A-1 Purchasers in each Purchaser Group hereby direct that the Class A-1 Certificates be registered in the name of the Agent for such Purchaser Group, as nominee on behalf of the Class A-1 Purchasers in such Purchaser Group from time to time hereunder.

          (j) The Class A-1 Certificates and interest thereon shall be paid as provided in the Pooling and Servicing Agreement, and each Agent shall allocate to the Class A-1 Owners in its
Purchaser Group each payment in respect of the Class A-1 Certificates received by such Agent in its capacity as Class A-1 Certificateholder as provided herein. Payments in reduction of the Class A-1 Invested Amount shall be allocated and applied to Class A-1 Owners pro rata based on their respective Percentage Interests of the Class A-1 Principal Balance, or in any such case in such other proportions as each affected Class A-1 Purchaser may agree upon in writing from time to time with such Agent and the Transferor; provided that from and after a Partial Expiration Date until the earlier to occur of (i) the Purchase Termination Date for all Class A-1 Purchasers and (ii) the date on which (A) the aggregate amount of payments in reduction of the Class A-1 Principal Balance made after such Partial Expiration Date equals
(B) the aggregate Class A-1 Exiting Purchaser Amortization Amount for such Partial Expiration Date, payments on a Class A-1 Certificate in reduction of the portion of the Class A-1 Principal Balance evidenced by such Class A-1 Certificate shall be allocated and applied to Class A-1 Owners of such Class A-1 Certificate which are Exiting Purchasers pro rata based on their respective Percentage Interests of the Class A-1 Principal Balance. Payments of interest in respect of the portion of the Class A-1 Principal Balance evidenced by a Class A-1 Certificate shall be allocated and applied to Class A-1 Owners of such Class A-1 Certificate pro rata based upon the respective amounts of interest owed to them, determined as provided in Section 2.3 and the Issuance Supplement. For purposes of this Agreement, amounts distributed from the Interest Funding Account to the Class A-1 Certificateholders shall first be allocated to the accrued and unpaid Class A-1 Program Fee.

          2.2 Reductions, Increases and Extensions of Commitments. (a) At any time the Transferor may, upon at least 10 Business Days' prior written notice to each Agent and the Facility Agent, reduce the Class A-1 Purchase Limit. Each such partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples thereof (or such other amount requested by the Transferor to which each Agent and the Facility Agent consents). Reductions of the Class A-1 Purchase Limit pursuant to this subsection 2.2(a) shall be allocated to the Commitment of each Committed Purchaser and the Maximum Purchase Amount of each Conduit Purchaser, pro rata based on the Purchaser Percentage represented by such Commitment or Maximum Purchase Amount. Any such reduction in the Maximum Purchase Amount of the Conduit Purchaser in a Purchaser Group shall automatically result in a reduction of the aggregate Commitments of the Liquidity Providers in such Purchaser Group, which shall be allocated among such Liquidity Purchasers pro rata based on their respective Liquidity Percentages.

          (b)   On  the Purchase Termination Date for a Committed
Purchaser  or  Liquidity  Purchaser,  the  Commitment   of   such
Class A-1 Purchaser shall be automatically reduced to zero.

          (c) The Class A-1 Purchase Limit may be increased from time to time through the increase of the Commitment of one or more Committed Purchasers or Liquidity Purchasers; provided, however, that no such increase shall have become effective unless
(i) the Agent for each applicable Purchaser Group, the Facility Agent and the Transferor shall have given their written consent thereto, (ii) in the case of an increase in the Commitment of a Liquidity Purchaser in a Purchaser Group, the Conduit Purchaser in such Purchaser Group shall have consented thereto and agreed to increase its Maximum Purchase Amount, (iii) such increasing Committed Purchaser or Liquidity Purchaser shall have entered into an appropriate amendment or supplement to this Agreement reflecting such increased Commitment and (iv) such conditions, if any, as the Agent for such Purchaser Group or such Conduit Purchaser shall have required in connection with its consent (including the delivery of legal opinions with respect to such Class A-1 Purchaser and, in the case of a Liquidity Purchaser, the agreement of such Liquidity Purchaser to become a Support Party for the Conduit Purchaser in its Purchaser Group and approvals from rating agencies which rate debt issued by such Conduit Purchaser) shall have been satisfied. The Transferor may also increase the Class A-1 Purchase Limit from time to time by adding additional Committed Purchasers or Liquidity Purchasers in accordance with subsection 2.2(d).

          (d) Subject to the provisions of subsections 8.1(a) and 8.1(b) applicable to initial purchasers of Class A-1 Certificates, any Person may from time to time with the consent of the Facility Agent, each Agent and the Transferor become a party to this Agreement as an initial or an additional Conduit Purchaser or an initial or an additional Committed Purchaser or Liquidity Purchaser by (i) delivering to the Transferor an
Investment Letter and (ii) entering into an agreement substantially in the form attached hereto as Exhibit B hereto (a "Joinder Supplement"), with the Transferor, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) whether such Person will be a Conduit Purchaser, a Liquidity Purchaser or a Committed Purchaser, (C) if such Person will be a Liquidity Purchaser or a Committed Purchaser, its Commitment and Commitment Expiration Date, (D) if such Person is a Conduit Purchaser, its Maximum Purchase Amount and the identity of the Liquidity Purchasers in its Purchaser Group and their respective initial Liquidity Percentages, (E) if such Person is a Liquidity Purchaser, the Conduit Purchaser for which it is acting as such,
(F) the applicable Purchaser Group for such Person, (G) if such Purchaser Group is a new Purchaser Group, the name of the Agent therefor (which shall be a party to such Joinder Supplement), and
(H) the other information provided for in such form of Joinder Supplement. Upon its receipt of a duly executed Joinder Supplement, the Facility Agent shall on the effective date determined pursuant thereto give notice of such effectiveness to each Agent, the Transferor, the Servicer and the Trustee, and the Servicer will provide notice thereof to each Rating Agency (if required). It shall be a condition to the effectiveness of any Joinder Supplement for an additional Class A-1 Purchaser after the Closing Date that each existing Class A-1 Purchaser sell to the additional Class A-1 Purchaser and that the additional Class A-1 Purchaser purchase from each applicable existing Class A-1 Purchaser an interest in the Class A-1 Certificates for a purchase price equal to the portion of the Class A-1 Principal Balance purchased, so that, after giving effect to such purchase and sale, (i) the aggregate Percentage Interest of the members of each Purchaser Group shall be proportionate to the aggregate
Commitments of members of each Purchaser Group, and (ii) the Percentage Interest of each Committed Purchaser in a Purchaser Group and of the Conduit Purchaser in such Purchaser Group shall be proportionate to their respective Commitments or Maximum Purchase Amount, as applicable (the Percentage Interest of any Liquidity Purchaser in such Purchaser Group being deemed for such purpose to be held by such Conduit Purchaser).

          (e) The Commitment Expiration Date for any Committed Purchaser or Liquidity Purchaser may be extended from time to time to time at the request of the Transferor and with the consent of such Class A-1 Purchaser, the Facility Agent, the Agent for the applicable Purchaser Group and, in the case of a Liquidity Purchaser, the related Conduit Purchaser; provided that no such extension shall become effective if, prior to the effective date thereof, a Termination Event shall have occurred. Any Committed Purchaser or Liquidity Purchaser shall become an "Exiting Purchaser" after its scheduled Commitment Expiration Date unless such date has been extended. If (i) the Transferor, not more than 180 and no less than 90 days prior to a Commitment Expiration Date for a Committed Purchaser or Liquidity Purchaser, has requested such Class A-1 Purchaser (by notice to such Class A-1 Purchaser with a copy to the Agent for its Purchaser Group, the Facility Agent and, in the case of a Liquidity
Purchaser, to its related Conduit Purchaser), to extend such Commitment Expiration Date to the date which is 364 days after the effective date requested by the Transferor (the "Extension Date"), which shall not be earlier than 60 days after the date of such request nor later than the Commitment Expiration Date then in effect, (ii) such Committed Purchaser or Liquidity Purchaser, as applicable, shall not have notified the Transferor, the Agent for its Purchaser Group, the Facility Agent and, in the case of a Liquidity Purchaser, its related Conduit Purchaser of its willingness in its sole discretion to so extend its Commitment Expiration Date at least 30 days (such 30th day, the "Extension Notice Deadline") prior to the proposed Extension Date, and
(iii) no Termination Event shall have occurred, such Committed Purchaser or Liquidity Purchaser, as applicable, shall be a "Dissenting Purchaser" from and after such Extension Notice Deadline.

          (f) Promptly after an Extension Notice Deadline, the Agent for a Purchaser Group containing a Dissenting Purchaser shall promptly notify each other Class A-1 Purchaser in such Purchaser Group, each other Agent (which shall thereupon notify each Class A-1 Purchaser in its Purchaser Group), the Facility Agent, the Transferor and the Servicer of the identity of each Dissenting Purchaser in such Agent's Purchaser Group and the amount of its Commitment. Either such Agent or the Transferor, with the consent of such Agent and, if the Dissenting Purchaser is a Liquidity Purchaser, each affected Conduit Purchaser, may (but shall not be required to) request that one or more other Class A-1 Purchasers, or another entity acceptable to such Agent and the Facility Agent in their reasonable discretion, and, if the Dissenting Purchaser is a Liquidity Purchaser, each affected Conduit Purchaser in its sole discretion, acquire all or a portion of the Commitment of the Dissenting Purchaser and all
amounts  payable  to  it  hereunder and  under  the  Pooling  and
Servicing Agreement in accordance with Section 8.1. Each Dissenting Purchaser hereby agrees to assign all or a portion of its Commitment and the amounts payable to it hereunder and under the Pooling and Servicing Agreement to a replacement investor identified by the applicable Agent in accordance with the preceding sentence, subject to ratable payment such Dissenting Purchaser's Percentage Interest of the Class A-1 Principal Balance, together with all accrued and unpaid interest thereon, and a ratable portion of all fees and other amounts due to it hereunder.

          2.3 Calculation of Interest, Fees, Expenses, Payments, Etc. (a) SRPC agrees to pay to each Agent for the account of the Class A-1 Purchasers in its Purchaser Group the Class A-1 Program Fees, the Class A-1 Utilization Fees and other amounts set forth in the Class A-1 Fee Letter at the times specified therein.

          (b) SRPC further agrees to pay within 30 days following receipt of an invoice therefor to the initial Agent, the Facility Agent and the initial Class A-1 Purchasers all reasonable costs and expenses in connection with the preparation, execution, delivery and initial syndication, of this Agreement and each related Support Facility, and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the initial Agent, the Facility Agent and each of the initial Class A-1 Purchasers with respect thereto. SRI further agrees to pay to each Agent, the Facility Agent and each Class A-1 Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the administration (including any requested amendments, waivers or consents of any of the Related Documents or Support Facilities) hereof or of any of the Related Documents or Support Facilities and the other documents delivered thereunder or in connection therewith.

          (c) SRI agrees to pay to each Agent, the Facility Agent and each Class A-1 Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement hereof or of any of the Related Documents or Support Facilities and the other documents delivered thereunder or in connection therewith.

          (d) SRI further agrees to pay on demand any and all stamp, transfer and other taxes (other than Taxes covered by
Section 2.5) and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Related Documents and each related Support Facility or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the issuance of Series 1999-1, and agrees to save each Class A-1 Purchaser and Agent and the Facility Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

          (e) Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Class A-1 Fee Letter, on the basis of a 360-day year and for the actual days elapsed. Interest calculated by reference to the Corporate Base Rate shall be calculated on the basis of a 365- or 366-day year, as applicable, for the actual days elapsed.

          (f) Each Class A-1 Purchaser shall be allocated the share of interest on the Class A-1 Principal Balance for each Interest Accrual Period which is determined for its Percentage Interest thereof pursuant to Section 4(a) of and Exhibit B-1 to the Issuance Supplement.

               At or before 5:00 p.m., New York City time, on each Certificate Rate Determination Date, each Conduit Purchaser shall notify the Agent for its Purchaser Group of (i) the Commercial Paper Rate, if applicable, in effect for the related Interest Accrual Period, and (ii) the date on which the Alternative Rate became applicable to its Invested Percentage of the Covered Portion of the Class A-1 Principal Balance or a portion thereof pursuant to the Issuance Supplement. Such notification may be based on such Conduit Purchaser's estimate of the Commercial Paper Rate if the actual rate is not then known to such Conduit Purchaser, and in such case, such Conduit Purchaser shall notify such Agent at or before 12:00 noon, New York City time, on the following Certificate Rate Determination Date of the amount of any variation between interest payable to such Conduit Purchaser for the applicable Interest Accrual Period based on such estimate and interest which should have been payable to such Conduit Purchaser for such Interest Accrual Period based on its final determination of the applicable Commercial Paper Rate. The amount of any shortfall in interest based on such variation shall be deferred (without interest thereon) and be included in the portion of Class A-1 Interest payable to such Conduit Purchaser for the following Interest Accrual Period, and the amount of any overpayment of interest to such Conduit Purchaser based on such variation shall be credited (without interest thereon), dollar for dollar, against the portion of Class A-1 Interest otherwise payable to such Conduit Purchaser for the following Interest Accrual Period. Each determination by the Conduit Purchaser of its applicable Commercial Paper Rate pursuant to this Agreement shall be conclusive and binding on the Class A-1 Purchasers, the Agents, the Transferor, the Servicer and the Trustee in the absence of manifest error. In the event that a Conduit Purchaser issues Commercial Paper Notes in good faith in order to prefund the purchasing or maintaining of its Percentage Interest of the Class A-1 Principal Balance hereunder, it is understood that the portion of the Commercial Paper Rate attributable to such Commercial Paper Notes, as otherwise determined in accordance with the Issuance Supplement, shall be reduced to give effect to any earnings (net of any investment losses and expenses) received on a cash basis by such Conduit Purchaser from the temporary investment of the proceeds thereof prior to the application of such proceeds to fund its purchasing or maintaining such Percentage Interest.

               Each Agent shall notify the Servicer on each Certificate Rate Determination Date of the Commercial Paper Rate, the Alternative Rate and the Risk Rate, as applicable, and the Class A-1 Interest for the related Interest Accrual Period substantially in the form of Exhibit B-1A to the Issuance supplement (or such other form which may be mutually acceptable to the applicable Agent and the Servicer from time to time). For such purposes, each Agent may rely conclusively on notices from the Conduit Purchasers pursuant to this subsection as to the interest rate or rates from time to time applicable to its Percentage Interest of the Class A-1 Principal Balance. Such notification from an Agent may be based on the Conduit Purchaser's estimate of the Commercial Paper Rate as provided to such Agent and upon estimates of the Class A-1 Interest if the actual amount is not then known to such Agent. In any such case, such Agent shall notify the Servicer on or before the following Certificate Rate Determination Date of the amount of any variation between the estimated Class A-1 Interest and the actual Class A-1 Interest for the preceding Interest Accrual Period. Subject to any Estimated Interest Adjustment, each determination of the Commercial Paper Rate, the Alternative Rate, the Risk Rate and the Class A-1 Interest by any Agent shall be conclusive and binding on the Class A-1 Purchasers, the Transferor, the Servicer and the Trustee in the absence of manifest error.

          (g) All payments to be made hereunder or under the Pooling and Servicing Agreement, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof in United States dollars and in immediately available funds (i) in the case of payments to the Facility Agent, to its account specified in subsection 9.2(b) hereof or (ii) in the case of payments to a Class A-1 Purchaser or an Agent in a Purchaser Group, to such Agent's account specified in subsection 9.2(b) hereof. Any such payment received after 2:30 p.m. New York City time shall be deemed to have been made on the next Business Day. Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Trustee, SRPC, SRI, the Transferor or the Servicer makes a payment to an Agent, the Facility Agent or a Class A-1 Purchaser or (ii) such Agent, the Facility Agent or such Class A-1 Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy or insolvency law, state or federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by such Agent, the Facility Agent or such Class A-1 Purchaser, as the case may be.

          (h)        The  obligations of SRPC under this  Section
2.3 are subject to subsection 9.11(a) hereof.

          2.4 Requirements of Law. (a) In the event that any Class A-1 Purchaser shall have reasonably determined that any Regulatory Change shall:

               (i) subject such Class A-1 Purchaser to any tax of any kind whatsoever with respect to this Agreement, its Commitment or its beneficial interest in the Class A-1 Certificates, or change the basis of taxation of payments in respect thereof (except for Taxes covered by Section 2.5 and taxes included in the definition of Excluded Taxes in subsection 2.5(a) and changes in the rate of tax on the overall net income of such Class A-1 Purchaser); or

               (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, such Class A-1 Purchaser;

and the result of any of the foregoing is to increase the cost to such Class A-1 Purchaser, by an amount which such Class A-1 Purchaser deems to be material, of maintaining its Commitment or its interest in the Class A-1 Certificates or to reduce any amount receivable in respect thereof, then, in any such case, after submission by such Class A-1 Purchaser to the Agent in its Purchaser Group of a written request therefor and the submission by such Agent to the Transferor and the Servicer of such written request therefor (with a copy to the Facility Agent), the Transferor (subject to subsection 9.11(a) hereof) shall pay to the such Agent for the account of such Class A-1 Purchaser any additional amounts necessary to compensate such Class A-1 Purchaser for such increased cost or reduced amount receivable, together with interest on each such amount from the Distribution Date following receipt by the Transferor of such request for compensation under this subsection 2.4(a), if such request is received by the Transferor at least five Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Risk Rate in effect from time to time.

          (bi In the event that any Class A-1 Purchaser shall have determined that any Regulatory Change regarding capital adequacy has the effect of reducing the rate of return on such Class A-1 Purchaser's capital or on the capital of any entity controlling such Class A-1 Purchaser as a consequence of its obligations hereunder or its maintenance of its Commitment or its interest in the Class A-1 Certificates to a level below that which such Class A-1 Purchaser or such entity could have achieved but for such Regulatory Change (taking into consideration such Class A-1 Purchaser's or such entity's policies with respect to capital adequacy) by an amount deemed by such Class A-1 Purchaser to be material, then, from time to time, after submission by such Class A-1 Purchaser to the Agent in its Purchaser Group of a written request therefor and submission by such Agent to the Transferor and the Servicer of such written request therefor (with a copy to the Facility Agent), the Transferor (subject to subsection 9.11(a) hereof) shall pay to the such Agent for the account of such Class A-1 Purchaser such additional amount or amounts as will compensate such Class A-1 Purchaser or such entity for such reduction, together with interest on each such amount from the Distribution Date following receipt by the Transferor of such request for compensation under this subsection 2.4(b), if such request is received by the Transferor at least five Business Days prior to the Determination Date related to such Distribution Date, and otherwise from the following Distribution Date, until payment in full thereof (after as well as before judgment) at the Risk Rate in effect from time to time.

          (ci Each Class A-1 Purchaser agrees that it shall use its reasonable efforts to reduce or eliminate any claim for compensation pursuant to subsections 2.4(a) and 2.4(b), including but not limited to designating a different Investing Office for its Class A-1 Certificates (or any interest therein) if such designation will avoid the need for, or reduce the amount of, any increased amounts referred to in subsection 2.4(a) or 2.4(b) and will not, in the reasonable opinion of such Class A-1 Purchaser, be unlawful or otherwise disadvantageous to such Class A-1 Purchaser or inconsistent with its policies or result in an unreimbursed cost or expense to such Class A-1 Purchaser or in an increase in the aggregate amount payable under both subsections 2.4(a) and 2.4(b).

          (di Each Class A-1 Purchaser claiming increased amounts described in subsection 2.4(a) or 2.4(b) will furnish to the Agent for its Purchaser Group (together with its request for compensation) a certificate prepared in good faith setting forth the basis and the calculation of the amount (in reasonable detail) of each request by such Class A-1 Purchaser for any such increased amounts referred to in subsection 2.4(a) or 2.4(b). Any such certificate shall be conclusive absent manifest error, and such Agent shall deliver a copy thereof to the Transferor, the Servicer and the Facility Agent. Failure on the part of any Class A-1 Purchaser to demand compensation for any amount pursuant to subsection 2.4(a) or 2.4(b) with respect to any period shall not constitute a waiver of such Class A-1 Purchaser's right to demand compensation with respect to such period.

          2.5 Taxes. (a) All payments made to the Class A-1 Purchasers, the Facility Agent or the Agents under this Agreement and the Pooling and Servicing Agreement (including all amounts payable with respect to the Class A-1 Certificates) shall, to the extent allowed by law, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (collectively, "Taxes"), excluding (i) income taxes (including branch profit taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on or measured by net income), franchise taxes (imposed in lieu of income taxes), or any other taxes based on or measured by the net income of the Class A-1 Purchaser, the Facility Agent or the Agent (as the case may be) or the gross receipts or income of the Class A-1 Purchaser, the Facility Agent or the Agent (as the case may be); (ii) any Taxes that would not have been imposed but for the failure of such Class A-1 Purchaser, the Facility Agent or the Agent, as applicable, to provide and keep current (to the extent legally able) any certification or other documentation required to qualify for an exemption from, or reduced rate of, any such Taxes or required by this Agreement to be furnished by such Class A-1 Purchaser, the Facility Agent or such Agent, as applicable; and (iii) any Taxes imposed as a result of a change by any Class A-1 Purchaser of the Investing Office (other than changes mandated by this Agreement, including subsection 2.4(c) hereof, or required by law) (all such excluded taxes being hereinafter called "Excluded Taxes"). If any Taxes, other than Excluded Taxes, are required to be withheld from any amounts payable to a Class A-1 Purchaser, the Facility Agent or an Agent hereunder or under the Pooling and Servicing Agreement, then after submission by any Class A-1 Purchaser to the Agent for its Purchaser Group (in the case of an amount payable to a Class A-1 Purchaser) and such Agent to the Transferor and the Servicer of a written request therefor (with a copy thereof to the Facility Agent), or after submission by the Facility Agent or any Agent to the Transferor or the Servicer of a written request therefor with a copy thereof to the Facility Agent (in the case of an Agent), the amounts so payable to such Class A-1 Purchaser, the Facility Agent or such Agent, as applicable, shall be increased and the Transferor shall be liable to pay to such Class A-1 Purchaser or for its own account, as applicable, the amount of such increase) to the extent necessary to yield to such Class A-1 Purchaser, the Facility Agent or such Agent, as applicable (after payment of all such Taxes) interest or any such other amounts payable hereunder or thereunder at the rates or in the amounts specified in this Agreement and the Pooling and Servicing Agreement; provided, however, that the amounts so payable to such Class A-1 Purchaser, the Facility Agent or such Agent shall not be increased pursuant to this subsection 2.5(a) if such requirement to withhold results from the failure of such Person to comply with subsection 2.5(c) hereof. Whenever any Taxes are payable on or with respect to amounts distributed to a Class A-1 Purchaser, the Facility Agent or an Agent, as promptly as possible thereafter the Servicer shall send to the applicable Agent, on behalf of such Class A-1 Purchaser (if applicable), or to the Facility Agent, a certified copy of an original official receipt showing payment thereof. If the Trustee, upon the direction of the Servicer, fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent or to the applicable Agent, on behalf of itself or such Class A-1 Purchaser (as applicable), the required receipts or other required documentary evidence, subject to subsection 9.11(a), the Transferor shall pay to such Agent on behalf of such Class A-1 Purchaser or for its own account, as applicable, any incremental taxes, interest or penalties that may become payable by the Facility Agent or by such Class A-1 Purchaser or Agent, as applicable, as a result of any such failure. In addition to the foregoing, the Transferor hereby agrees, subject to subsection 9.11(a), to indemnify and hold harmless, on an after-tax basis, each Class A-1 Purchaser and Agent and the Facility Agent from and against any and all Taxes (including Excluded Taxes) imposed on such party solely by reason of any tax treatment of the Class A-1 Certificates that is inconsistent with the characterization thereof as indebtedness for federal, state and local income tax purposes or by reason of the failure of the Transferor or the owner of the Exchangeable Transferor Certificate to file any federal, state or local income tax returns or reports on the basis that Class A-1 Certificates are indebtedness for federal, state and local income tax purposes.

          (b0 A Class A-1 Purchaser or Agent or the Facility Agent claiming increased amounts under subsection 2.5(a) for Taxes paid or payable by such Class A-1 Purchaser or Agent or the Facility Agent, as applicable, will furnish to the Transferor and the Servicer a certificate prepared in good faith setting forth the basis and amount of each request by such Class A-1 Purchaser or the Facility Agent, as applicable, for such Taxes. Any such certificate of a Class A-1 Purchaser, the Facility Agent or an Agent shall be conclusive absent manifest error. Failure on the part of any Class A-1 Purchaser, the Facility Agent or any Agent to demand additional amounts pursuant to subsection 2.5(a) with respect to any period shall not constitute a waiver of the right of such Class A-1 Purchaser, the Facility Agent or such Agent, as the case may be, to demand compensation with respect to such period. All such amounts shall be due and payable to the Facility Agent or to such Agent on behalf of such Class A-1 Purchaser or for its own account, as the case may be, on the Distribution Date following receipt by the Transferor of such certificate, if such certificate is received by the Transferor at least five Business Days prior to the Determination Date related to such Distribution Date and otherwise shall be due and payable on the following Distribution Date (or, if earlier, on the Series 1999-1 Termination Date).

          (c0 Each Class A-1 Purchaser and each Participant holding an interest in Class A-1 Certificates agrees that prior to the date on which the first interest or fee payment hereunder is due thereto, it will deliver to the Transferor, the Servicer, the Trustee and the Agent for its Purchaser Group (i) if such Class A-1 Purchaser or Participant is not incorporated under the laws of the United States or any State thereof, two duly completed copies of the U.S. Internal Revenue Service Form 4224 or successor applicable forms required to evidence that the Class A-1 Purchaser's or Participant's income from this Agreement or the Class A-1 Certificates is "effectively connected" with the conduct of a trade or business in the United States, and (ii) a duly completed U.S. Internal Revenue Service Form W-8 or W-9 or successor applicable or required forms. Each Class A-1 Purchaser or Participant holding an interest in Class A-1 Certificates also agrees to deliver to the Transferor, the Servicer, the Trustee and the Agent for its Purchaser Group two further copies of such Form 4224 and Form W-8 or W-9, or such successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder, and such extensions or renewals thereof as may reasonably be requested by the Servicer or the applicable Agent, unless in any such case, solely as a result of a change in treaty, law or regulation occurring prior to the date on which any such delivery would otherwise be required, and assuming that Section 1446 of the Code does not apply, the Class A-1 Purchaser is no longer eligible to deliver the then-applicable form set forth above and so advises the Servicer and the applicable Agent. Each Class A-1 Purchaser which is a party to a Joinder Supplement certifies, represents and warrants as of the effective date of such Joinder Supplement, each Assignee and each Participant (in either case other than a Support Party) shall certify, represent and warrant as a condition of acquiring its Assignment or Participation as of the effect date of the Transfer Supplement to which it is a party or of such Participation, as the case may be, and each Support Party shall certify, represent and warrant as of the effective date of its becoming a Support Party, that (x) in the case of Form 4224 (if applicable), its income from this Agreement or the Class A-1 Certificates is effectively connected with a United States trade or business and (y) that it is entitled to an exemption from United States backup withholding tax. Further, each Class A-1 Purchaser and each Participant acquiring an interest in a Class A-1 Certificate covenants that for so long as it shall own Class A-1 Certificates or such Participation, such Class A-1 Certificates or Participation shall be held in such manner that the income therefrom shall be effectively connected with the conduct of a United States trade or business.

          2.6 Indemnification. (a) SRI and SRPC (each such Person being referred to as an "Indemnitor"), jointly and severally, agree to indemnify and hold harmless each Agent, the Facility Agent and each Class A-1 Purchaser and any directors, officers, employees, agents, attorneys, auditors or accountants of each Agent, the Facility Agent or Class A-1 Purchaser (each such Person being referred to as an "Indemnitee") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including reasonable fees and expenses of legal counsel) which such Indemnitee may incur (or which may be claimed against such Indemnitee) arising out of, by reason of or in connection with the execution and delivery of, or payment or other performance under, or the failure to make payments or perform under, any Related Document or the issuance of the Series 1999-1 Certificates (including in connection with the preparation for defense of any investigation, litigation or proceeding arising out of, related to or in connection with such execution, delivery, payment, performance or issuance), except
(i) to the extent that any such claim, damage, loss, liability, cost or expense is shall be caused by the willful misconduct, bad faith, recklessness or gross negligence of such Indemnitee, (ii) to the extent that any such claim, damage, loss, liability, cost or expense is covered by subsection 2.3(c) or Section 2.4 or 2.5 hereof or relates to any Excluded Taxes, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by an Agent or a Class A-1 Purchaser in connection  with  an  Assignment  or  Participation  pursuant  to
Section 8.1 of this Agreement which disclosure is not based on information given to such Agent or such Class A-1 Purchaser by or on behalf of SRPC, SRI, the Transferor or the Servicer or any affiliate thereof or by or on behalf of the Trustee or (iv) to the extent that such claim, damage, loss, liability, cost or expense shall be caused by a charge off of Receivables. The foregoing indemnity shall include any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Series 1999-1 Certificates or any amendments thereof or supplements thereto (other than statements provided by the Indemnitee expressly for inclusion therein) or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading (other than with respect to statements provided by the Indemnitee expressly for inclusion therein).

          (bi Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Agent for its Purchaser Group and such Agent will, if a claim in respect thereof is to be made against an Indemnitor pursuant to subsection 2.6(a), notify such Indemnitor in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to the preceding paragraph. If any such action is brought against an Indemnitee and it notifies an Indemnitor of its commencement, such Indemnitor will be entitled to participate in and, to the extent that it so elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee to assume the defense of any such action, with counsel mutually satisfactory to such Indemnitor and each affected Indemnitee. After receipt of such notice by an Indemnitor from an Indemnitee, such Indemnitor will not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the Indemnitee in connection with the defense of such action. Each Indemnitee will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of the such Indemnitee unless (i) the employment of such counsel by such Indemnitee has been authorized in writing by such Indemnitor, (ii) such Indemnitor shall have failed to assume the defense and employ counsel, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either an Indemnitor or another person or entity that may be entitled to indemnification from an Indemnitor (by virtue of this Section 2.6 or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to an Indemnitor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee). In any such case, the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitor; it being understood that in no event shall the Indemnitors be liable for the fees, disbursements and other charges of more than two counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An Indemnitor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with the written consent of an Indemnitor or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, such Indemnitor agrees to indemnify and hold harmless any Indemnitee to the extent set forth in this letter from and against any loss, claim, damage, liability or expense by reason of such settlement or judgement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of an Indemnitor and an Indemnitee shall have requested such Indemnitor to reimburse such Indemnitee for such fees and expenses of counsel as incurred, such Indemnitor agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than ten business days after the receipt by such Indemnitor of the aforesaid request and (ii) such Indemnitor shall have failed to reimburse the Indemnitee in accordance with such request for reimbursement prior to the date of such settlement. No Indemnitor shall, without the prior written consent of an Indemnitee, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, if such settlement, compromise or consent includes an admission of culpability or wrong-doing on the part of such Indemnitee or the entry or an order, injunction or other equitable or nonmonetary relief (including any administrative or other sanctions or disqualifications) against such Indemnitee or if such settlement, compromise or consent does not include an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.

          (ci Subject to the limitations on liability set forth in Section 8.3 of the Pooling and Servicing Agreement, the Servicer shall indemnify and hold harmless each Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of any acts or omissions or alleged acts or omissions of the Servicer hereunder or with respect to activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or hereunder, subject, with respect to the obligations of the Servicer in respect of activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement, to the provisos set forth in
Section  8.4 of the Pooling and Servicing Agreement.  Subject  to
Section 9.5, any Successor Servicer, by accepting its appointment pursuant to the Pooling and Servicing Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and to be subject to the duties and obligations of the Servicer hereunder, (ii) as of the date of its acceptance, shall be deemed to have made with respect to itself the representations and warranties made by the SRI in subsections 4.2(a) through (f) (in the case of subsection 4.2(a), with appropriate factual changes) and (iii) shall agree to indemnify and hold harmless any Indemnitee from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable fees and expenses of counsel) whatsoever which any such Indemnitee may incur (or which may be claimed against such Indemnitee) by reason of any acts or omissions or alleged acts or omissions of the Servicer hereunder or with respect to activities of the Trust or the Trustee for which the Servicer is responsible under the Pooling and Servicing Agreement or hereunder.

          (di       (i) In the event that for any reason, (A) the
basis for calculation of interest on any Conduit Purchaser's Percentage Interest of the Class A-1 Principal Balance shall change from the Commercial Paper Rate to the Alternative Rate, or
(B) any Conduit Purchaser receives any repayment of its share of the Class A-1 Principal Balance, and the date of such change or of such repayment is not the maturity date for all Commercial Paper Notes allocated by such Conduit Purchaser to funding its purchase or maintenance of the affected portion of its Percentage Interest of the Class A-1 Principal Balance, or (ii) in the event that for any reason, (A) the basis for calculation of interest on any Class A-1 Purchaser's Percentage Interest of the Class A-1 Principal Balance shall change from the Alternative Rate to the Risk Rate, (B) the basis for calculation of the Alternative Rate shall change from the Class A-1 Adjusted Eurodollar Rate to the Corporate Base Rate, or (C) any Class A-1 Purchaser receives any repayment of its share of the Class A-1 Principal Balance which bears interest calculated by reference to the Class A-1 Adjusted Eurodollar Rate and the date of such repayment is not a Distribution Date, then in any such case the Transferor agrees to indemnify each affected Class A-1 Purchaser against, and to promptly pay on demand directly to such Class A-1 Purchaser the amount equal to any loss or reasonable out-of-pocket expense suffered by such Class A-1 Purchaser as a result of such change or such repayment, including any loss, cost or expense suffered by reason of its issuance of Commercial Paper Notes (in the case of a Conduit Purchaser) or the incurrence of other obligations allocated by such Class A-1 Purchaser to its funding or the maintenance of its funding of its share of the Class A-1 Principal Balance, or deploying the funds prepaid or repaid in amounts which correspond to its share of the Class A-1 Principal Balance. In the event that for any reason (other than a default by a Committed Purchaser or Liquidity Purchaser hereunder) the purchase of the entire Class A-1 Initial Invested Amount does not occur on the Closing Date or, after notice of a purchase of an Additional Class A-1 Invested Amount has been given pursuant to subsection 2.1(c), the purchase of the entire amount of such Additional Class A-1 Invested Amount does not occur on the applicable Purchase Date, then in any such case SRI agrees to indemnify each affected Class A-1 Purchaser against, and to promptly pay on demand directly to such Class A-1 Purchaser the amount equal to any loss or reasonable out-of-pocket expense suffered by such Class A-1 Purchaser as a result of such change or such repayment, including any loss, cost or expense suffered by reason of its issuance of Commercial Paper Notes (in the case of a Conduit Purchaser) or the incurrence of other obligations allocated by such Class A-1 Purchaser to its funding or the maintenance of its funding of its share of the Class A-1 Principal Balance (including in liquidating or employing deposits acquired to fund or maintain the funding of its share of the Class A-1 Principal Balance which would have borne interest by reference to the Adjusted Eurodollar Rate). A statement setting forth in reasonable detail the calculations of any additional amounts payable pursuant to this Section submitted by a Class A-1 Purchaser or Agent on its behalf, to the Transferor or SRI, as applicable, and the Servicer and shall be conclusive absent manifest error. The obligations of the Transferor under this subsection 2.6(d) are subject to subsection 9.11(a) hereof.

          (ei Subject to subsection 9.11(a) hereof in the case of the Transferor, the obligations of SRPC, SRI, the Transferor and the Servicer under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement. Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Related Document nor the existence of any claim, setoff, defense or other right which SRPC, SRI, the Trust, the Trustee, on behalf of the Trust, the Transferor and the Servicer may have at any time against each other, any Agent, the Facility Agent, any Class A-1 Purchaser, any Support Party or any other Person, whether in connection with any Related Document or any unrelated transactions, shall constitute a defense to such obligations.

          SECTION 3.  CONDITIONS PRECEDENT

          3.1   Condition  to  Initial Purchase.   The  following
shall be conditions precedent to the initial purchase by any Class A-1 Purchasers of the Class A-1 Certificates:

          (ai the representations and warranties of SRPC and SRI set forth or referred to in Section 4.1 and 4.2 hereof shall be true and correct in all material respects on Closing Date as though made on and as of the Closing Date, and no event which of itself or with the giving of notice or lapse of time, or both, would constitute a Termination Event shall have occurred and be continuing on the Closing Date;

          (bi the Master Pooling and Servicing Agreement, the Supplement and the Issuance Supplement shall have been duly executed and delivered by all parties thereto and shall be in form and substance satisfactory to the Class A-1 Purchasers;

          (ci    the  Receivables  Purchase  Agreement  and   the
Receivables Transfer Agreement shall not have been amended or otherwise modified, other than as disclosed to the Class A-1
Purchasers in writing prior to the Closing Date;

          (di Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates shall have been duly issued in accordance with the Pooling and Servicing Agreement which have a Class B Initial Invested Amount, Class C Initial Invested Amount, Class D Initial Invested Amount and Class E Initial Invested Amount which aggregates at least 38% of the Initial Invested Amount;

          (ei arrangements satisfactory to the Class A-1 Purchasers shall have been made for the repayment and defeasance in full of the Trust's Series 1993-1 Certificates, Series 1995-1 Certificates and Series 1997-1 Certificates and the Transferor's 12.5% Series B Trust Certificate-Backed Notes;

          (fi all up front fees and expenses agreed and specified in the Class A-1 Fee Letter shall have been paid by SRPC on the Closing Date, and arrangements satisfactory to the initial Class A-1 Purchasers and the initial Agent shall have been made for the payment of amounts required to be paid by SRPC pursuant to subsection 2.3(b) with respect to the preparation, execution, delivery and initial syndication of this Agreement and each related Support Facility and the other documents to be delivered hereunder or in connection herewith;

          (gi   with  respect  to  each  Conduit  Purchaser,  its
Support Facilities shall be in full force and effect; and

          (hi   the  initial  Agent on behalf of  the  Class  A-1
Purchasers shall have received on the Closing Date the following items, each of which shall be in form and substance satisfactory to such Agent:

               (i0   an Officer's Certificate of SRPC or SRI,  as
     applicable, confirming the satisfaction of the conditions set forth in clause (a) and clauses (c) through (f), inclusive, above;

               (ii0 a copy of (A) the charter and by-laws of SRPC, SRI and Granite, certified by its authorized officer,
     (B) an incumbency certificate with respect to its officers executing any of the Related Documents on the Closing Date on behalf of, part of SRPC and SRI certified by its authorized officer, (C) good standing certificates from the appropriate Governmental Authority as of a recent date with respect to each of SRPC, SRI and Granite and (D) resolutions of the Board of Directors (or an authorized committee thereof) of each of SRPC, SRI and Granite with respect to the Related Documents to which it is party, certified by its authorized officer;

               (iii0 the favorable written opinions of counsel for SRPC, SRI and Granite addressed to the Agents, the Facility Agent, the Class A-1 Purchasers and the Support Parties, or accompanied by a letter providing that the Agents, the Facility Agent, the Class A-1 Purchasers and the Support Parties may rely on such opinions as if they were addressed to them, and dated the Closing Date, covering general corporate matters, the due execution and delivery of, and the enforceability of, each of the Related Documents to which SRPC and SRI (individually or as Transferor or Servicer) is party, sale/security interest and nonconsolidation matters, tax matters and such other matters as the initial Agent may request;

               (iv0  [reserved];

               (v0 evidence of the due execution and delivery by the Trustee of the Related Documents to which it is party;

               (vi0   an executed copy of the Supplement and  the
     Issuance  Supplement  and a conformed  copy  of  the  Master
     Pooling  and  Servicing Agreement, the Receivables  Purchase
     Agreement and the Receivables Transfer Agreement;

               (vii0 executed copies of all opinions required by Article VI of the Pooling and Servicing Agreement or by any Rating Agency in connection with the issuance, sale or rating of the Series 1999-1 (each such opinion, unless otherwise agreed to by the initial Agent, to be addressed to such Agent, on behalf of itself and the Class A-1 Purchasers in its Purchaser Group, and to the Facility Agent or accompanied by a letter providing that such Agent, on behalf of itself and the Class A-1 Purchasers in its Purchaser Group, the Facility Agent and the Support Parties may rely on such opinion as if it were addressed to it), and such additional documents, instruments, certificates or letters as such Agent may reasonably request;

               (viii0 the duly executed Class A-1 Certificate(s) registered in the name of the initial Agent as nominee on behalf of the Class A-1 Owners;

               (ix0 evidence satisfactory to the initial Agent that the Class A-1 Certificates and the Class A-2 Certificates are rated Aaa by Moody's and AAA by Fitch IBCA, Inc. and that the Class B Certificates are rated not less than A1 by Moody's and not less than A by Fitch IBCA, Inc.; and

               (x0 evidence satisfactory to each Conduit Purchaser that Moody's and Standard & Poor's has confirmed in writing that the purchase by it of Class A-1 Certificates (including Additional Class A-1 Invested Amounts thereunder) would not result in a reduction or withdrawal of such rating agency's then applicable rating of the commercial paper of such Conduit Purchaser, without giving effect to any increase in any letter of credit or other enhancement provided to such Conduit Purchaser (other than liquidity support provided to such Conduit Purchaser by Liquidity Providers).

          3.2 Condition to Additional Purchases. The following shall be conditions precedent to each purchase by any Class A-1
Purchasers of Additional Class A-1 Invested Amounts hereunder:

          (ai   the  Transferor  shall have  timely  delivered  a
notice  of  purchase  pursuant  to  subsection  2.1(c)  of   this
Agreement;

          (bi the representations and warranties of SRPC and SRI set forth or referred to in Section 4.1 and 4.2 hereof shall be true and correct in all material respects on the date of such purchase as though made on and as of such date;

          (ci (i) all interest, fees, expenses and all other amounts then due and payable to any Agent or Class A-1 Purchaser or to the Facility Agent hereunder (including any amounts owed under Sections 2.3, 2.4, 2.5 or 2.6, but excluding the Class A-1 Principal Balance) shall have been paid, and (ii) no event which of itself or with the giving of notice or lapse of time, or both, would constitute a Termination Event shall have occurred and be continuing on such date;

          (di after giving effect to such purchase of Additional Class A-1 Invested Amount, (i) the Class A-1 Principal Balance shall not exceed the Class A-1 Purchase Limit, and (ii) the aggregate Class A-1 Principal Balance, minus the aggregate unpaid portion of all Class A-1 Exiting Purchaser Amortization Amounts, shall not exceed the aggregate Commitments of the Committed Purchasers and Liquidity Purchasers;

          (ei after giving effect to such purchase, (i) the sum of the Class B Invested Amount, the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount shall equal not less than 38% of the Invested Amount on the applicable Purchase Date, and (ii) the sum of the Class C Invested Amount, the Class D Invested Amount and the Class E Invested Amount shall equal not less than 19% of the Invested Amount on the applicable Purchase Date;

          (fi  there shall exist no unreimbursed Class E Investor
Charge-Offs;

          (gi   the  Class  A-1 Certificates and  the  Class  A-2
Certificates remain rated Aaa by Moody's and AAA by  Fitch  IBCA,
Inc. and the Class B Certificates remain rated not less than A1 by Moody's and not less than A by Fitch IBCA, Inc;

          (hi   the conditions set forth in Section 6.15  of  the
Pooling   and  Servicing  Agreement  to  the  issuance  of   such
Additional Class A-1 Invested Amount shall have been satisfied;

          (ii the Additional Class A-1 Invested Amount, when aggregated with additional invested amounts being purchased on such Purchase Date pursuant to the Class A-2 Purchase Agreement and the Class B Purchase Agreement, shall equal a minimum amount of $1,000,000 and be shall be in an integral multiple of $250,000;

          (ji  after giving effect to such purchase of Additional
Class A-1 Invested Amount, no more than two changes in the Class A Invested Amount or the Class B Invested Amount shall have occurred in any calendar week;

          (ki   with  respect  to  each  Conduit  Purchaser,  its
Support Facilities shall be in full force and effect; and

          (li in the case of each Increase Date, the Transferor shall have delivered to the Facility Agent and each Agent an Officer's Certificate dated such Purchase Date certifying (i) that the conditions described in clauses (a) through (j) above have been satisfied and (ii) that based on the facts known to the officer signing such Officer's Certificate at such time, in the reasonable belief of the Transferor, the purchases of the Additional Class A-1 Invested Amounts and any other purchases with respect to the Series 1999-1 Certificates to be purchased on such Purchase Date will not cause a Pay Out Event, a Series 1999-1 Pay Out Event or a Mandatory Partial Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Pay Out Event, a Series 1999-1 Pay Out Event or a Mandatory Partial Amortization Event to occur.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES

          4.1 Representations and Warranties of SRPC. SRPC repeats and reaffirms to the Class A-1 Purchasers, the Agents and the Facility Agent the representations and warranties of the Transferor set forth in Sections 2.3 of the Pooling and Servicing Agreement, and represents and warrants that such representations and warranties are true and correct as of the date hereof. SRPC further represents and warrants to, and agrees with, each Agent and Class A-1 Purchaser and the Facility Agent that, as of the date hereof:

          (ai SRPC is a duly organized and validly existing corporation in good standing under the laws of the State of
Delaware,  with  corporate  power  and  authority  to   own   its
properties and to transact the business in which it is now engaged. SRPC is duly qualified to do business (or is exempt from such qualification) and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

          (bi SRPC has the full corporate power, authority and legal right to make, execute, deliver and perform the Related Documents to which it is party (individually or as Transferor) and all of the transactions contemplated thereby and to issue the Series 1999-1 Certificates from the Trust and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is party and such issuance. Each of the Related Documents to which SRPC is party (individually or as Transferor) constitutes its legal, valid and binding agreement enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors generally and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity).

          (ci SRPC is not required to obtain the consent of any other party or any consent, license, approval or authorization of, or registration with, any Governmental Authority in connection with the execution, delivery or performance of each of the Related Documents to which it is party (individually or as Transferor) that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date.

          (di SRPC's execution, delivery and performance of the Related Documents to which it is party (individually or as Transferor) do not violate or conflict with any provision of any existing law or regulation applicable to SRPC or any order or decree of any court to which SRPC is subject or the Certificate of Incorporation or Bylaws of SRPC, or any mortgage, security agreement, indenture, contract or other agreement to which SRPC is a party or by which SRPC or any significant portion of its properties is bound.

          (ei There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body or governmental body presently pending, or, to the knowledge of SRPC, threatened, with respect to any of the Related Documents, the transactions contemplated thereby, or the issuance of the Series 1999-1 Certificates and there is no such litigation or proceeding against SRPC or any significant portion of its properties which would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by any of the Related Documents or the ability of SRPC to perform its obligations thereunder.

          (fi SRPC is not insolvent or the subject of any insolvency or liquidation proceeding. The financial statements of SRPC delivered to each Agent are complete and correct in all material respects and fairly present the financial condition of SRPC as of date of such statements and the results of operations of SRPC for the period then ended, all in accordance with United States generally accepted accounting principles consistently applied. Since the date of the most recent audited financial statements of SRPC delivered to each Agent, there has not been any material adverse change in the condition (financial or otherwise) of SRPC.

          (gi   There are no outstanding comments from  the  most
recent report prepared by the independent public accountants  for
SRPC   (individually  or  in  its  capacity  as  Transferor)   in
connection with its credit card receivables.

          (hi No Trust Pay Out Event, Series 1999-1 Pay Out Event, Mandatory Partial Amortization Event, Servicer Default or Termination Event has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event or default.

          (ii The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Trust nor SRPC is required to be registered under the Investment Company Act of 1940, as amended.

          (ji The Receivables conveyed by SRPC to the Trust under the Pooling and Servicing Agreement are in an aggregate amount, determined as of November 9, 1999, of $340,005,003, consisting of $319,054,670 of Principal Receivables and $20,950,333 of Finance Charge Receivables. The Receivables Purchase Agreement is in full force and effect on the date hereof and no material default by any party exists thereunder. As of the Closing Date, after giving effect to the payments and defeasances contemplated by subsection 3.1(e), there will be no Investor Certificates of the Trust, other than the Series 1999-1 Certificates, outstanding.

          (ki The Trust is duly created and existing under the laws of the State of New York. Simultaneous with the closing hereunder, all conditions to the issuance and sale of the Series 1999-1 Certificates set forth in the Pooling and Servicing Agreement have been satisfied and the Series 1999-1 Certificates have been duly issued by the Trust.

          (li Neither SRPC nor any of its Affiliates has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) that is or will be integrated with the sale of the any Series 1999-1 Certificates in a manner that would require the registration under the Securities Act of the offering of the Series 1999-1 Certificates or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the
Securities Act) in connection with the offering of the Series 1999-1 Certificates or in any manner involving a public offering thereof within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the representations and warranties of each Class A-1 Purchaser in its Investment Letter and of each purchaser of Class A-2 Certificates, Class B Certificates, Class C Certificates and Class D Certificates in their respective investment letters, the offer and sale of the Series 1999-1 Certificates are transactions which are exempt from the registration requirements of the Securities Act.

          (mi All written factual information heretofore furnished by SRPC to, or for delivery to, any Agent or Class A-1 Purchaser for purposes of or in connection with this Agreement, including information relating to the Accounts, the Receivables, and SRI's credit card business, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

          4.2 Representations and Warranties of SRI. SRI repeats and reaffirms to the Class A-1 Purchasers, the Agents and the Facility Agent the representations and warranties of the Servicer set forth in Section 3.3 of the Pooling and Servicing Agreement, and represents and warrants that such representations and warranties are true and correct as of the date hereof. SRI further represents and warrants to, and agree with, each Agent and Class A-1 Purchaser and the Facility Agent that, as of the date hereof:

          (a) SRI is a duly organized and validly existing corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and to transact the business in which it is now engaged. SRI is duly qualified to do business (or is exempt from such qualification) and is in good standing in each State of the United States where the nature of its business requires it to be so qualified.

          (b) SRI has the full corporate power, authority and legal right to make, execute, deliver and perform the Related Documents to which it is party (individually or as Servicer) and all of the transactions contemplated thereby and has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is party and such issuance. Each of the Related Documents to which SRI is party (individually or as Servicer) constitutes its legal, valid and binding agreement enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of the rights of creditors of national banking associations generally and except as such enforceability may be limited by general principles of equity, whether considered in a proceeding at law or in equity).

          (c) SRI is not required to obtain the consent of any other party or any consent, license, approval or authorization of, or registration with, any Governmental Authority in connection with the execution, delivery or performance of each of the Related Documents to which it is party (individually or as Servicer) that has not been duly obtained and which is not and will not be in full force and effect on the Closing Date.

          (d) The execution, delivery and performance by SRI of the Related Documents to which it is party (individually or as Servicer) do not violate or conflict with any provision of any existing law or regulation applicable to SRI or any order or decree of any court to which SRI is subject or the Certificate of Incorporation or Bylaws of SRI, or any mortgage, security agreement, indenture, contract or other agreement to which SRI is a party or by which SRI or any significant portion of its properties is bound.

          (e) There is no litigation, investigation or administrative proceeding before any court, tribunal, regulatory body or governmental body presently pending, or, to the knowledge of SRI, threatened, with respect to any of the Related Documents, the transactions contemplated thereby, or the issuance of the Series 1999-1 Certificates, and there is no such litigation or proceeding against SRI or any significant portion of its properties which would, individually or in the aggregate, have a material adverse effect on the transactions contemplated by any of the Related Documents or the ability of SRI to perform its obligations thereunder.

          (f) SRI is not insolvent or the subject of any insolvency or liquidation proceeding. The financial statements of SRI delivered to any Agent or Class A-1 Purchaser are complete and correct in all material respects and fairly present the financial condition of SRI as of date of such statements and its results of operations for the period then ended, all in accordance with United States generally accepted accounting principles consistently applied. Since the date of the most recent audited financial statements of SRI delivered to the Agents and the Class A-1 Purchasers through the Closing Date, there has not been any material adverse change in the condition (financial or otherwise) of SRI, other than changes (if any) disclosed in Stage's filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or disclosed in a writing addressed to the Facility Agent and the initial Agent.

          (g) There are no outstanding comments from the most recent report prepared by the independent public accountants for SRI (individually or in its capacity as Servicer) in connection with its credit card receivables.

          (h) No Trust Pay Out Event, Series 1999-1 Pay Out Event, Mandatory Partial Amortization Event, Servicer Default or Termination Event has occurred and is continuing, and no event, act or omission has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an event or default.

          (i) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and neither the Trust, SRPC nor SRI is required to be registered under the Investment Company Act of 1940, as amended.

          (j) The Receivables Purchase Agreement is in full force and effect on the date hereof and no material default by any party exists thereunder.

          (k) The Trust is duly created and existing under the laws of the State of New York. Simultaneous with the closing hereunder, all conditions to the issuance and sale of the Series 1999-1 Certificates set forth in the Pooling and Servicing Agreement have been satisfied and the Series 1999-1 Certificates have been duly issued by the Trust.

          (l) To the knowledge of SRI, the representations and warranties of SRPC set forth in Section 4.1 above are true and correct in all material respects.

          (m) The representations and warranties of Granite set forth in Section 4.02 and 4.03 of the Receivables Transfer
Agreement are true and correct in all material respects.

          (n) The Servicer and the Transferor have each (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that computer applications used by the Servicer or the Transferor (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999 (the "Year 2000 Problem"), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable.
Based on the foregoing, the Servicer and the Transferor each believe that all computer applications (including those of its suppliers, vendors and customers) that are material to its business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected (a) to have a material adverse effect on the financial condition or operations of the Servicer or the Transferor or on the transactions documented under this Agreement or any Related Document, or (b) to result in a Termination Event. Each of the Transferor and the Servicer (i) has completed a review and assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Accounts and the Receivables (the "Contract Systems") and (ii) has determined that such Contract Systems are Year 2000 Compliant. The costs of all assessment, remediation, testing and integration related to the plans of the Servicer and the Transferor for becoming Year 2000 Compliant will not have a material adverse effect on the financial condition or operations of the Servicer or the Transferor.

          (o) All written factual information heretofore furnished by SRPC, SRI, Granite or Stage to, or for delivery to, any Agent or Class A-1 Purchaser for purposes of or in connection with this Agreement, including information relating to the Accounts, the Receivables and the credit card business of SRPC, Granite or SRI, was true and correct in all material respects on the date as of which such information was stated or certified and remains true and correct in all material respects (unless such information specifically relates to an earlier date in which case such information shall have been true and correct in all material respects on such earlier date).

          4.3 Representations and Warranties of the Agents, the Facility Agent and the Class A-1 Purchasers. Each Agent, the
Facility Agent and each Committed Purchaser and the Liquidity Purchaser severally (each with respect to itself only) represents and warrants to, and agrees with, the Transferor and the Servicer, that:

          (a) It is duly authorized to enter into and perform this Agreement and, in the case of the Class A-1 Purchasers, to purchase its Purchaser Percentage or Liquidity Percentage (if any) of the Class A-1 Certificates, and has duly executed and delivered this Agreement; and the person signing this Agreement on behalf of such Agent, the Facility Agent or such Class A-1 Purchaser, as the case may be, has been duly authorized to do so.

          (b) This Agreement constitutes the legal, valid and binding obligation of such Agent, the Facility Agent or such Class A-1 Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, conservatorship or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          (c) No registration with or consent or approval of or other action by any state or local governmental authority or regulatory body having jurisdiction over such Agent, the Facility Agent or such Class A-1 Purchaser is required in connection with its execution, delivery or performance of this Agreement, other than as may be required under the blue sky laws of any state.

          (d) The execution, delivery or performance by such Agent, the Facility Agent or such Class A-1 Purchaser of this Agreement do not violate or conflict with any provision of any existing law or regulation applicable to it or any order or decree of any court to which it is subject, its charter or bylaws, or any mortgage, security agreement, indenture, contract or other agreement to which such it is a party or by which it or any significant portion of its properties is bound, in any such case if such violation or conflict would have an adverse affect on its right or ability to execute, deliver or perform its obligations under this Agreement.

          SECTION 5.  COVENANTS

          5.1 Covenants of SRPC and SRI. SRPC (individually or, as set forth below, as the Transferor) and SRI (individually and, as set forth below, as the Servicer), each as to itself in such capacity or capacities, and subject to subsection 9.11(a) in the case of the Transferor, covenants and agrees, through the Purchase Termination Date for all Class A-1 Purchasers and thereafter so long as any amount of the Class A-1 Principal Balance shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Class A-1 Owners and the Required Class A-1 Purchasers shall otherwise consent in writing, that:

          (a) each of SRPC, SRI, the Transferor and the Servicer shall perform in all material respects each of the respective agreements, warranties and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it under the other Related Documents to which it is party, which agreements, warranties and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full; and each of SRPC, SRI, the Transferor and the Servicer shall take all reasonable action to enforce the obligations of each of the other parties to such Related Documents which are contained therein;

          (b) the Transferor and the Servicer shall furnish to each Agent (i) a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Series 1999-1 Certificates which is furnished by or on behalf of either of them to Certificateholders, to any Rating Agency or to the Trustee, a copy of each notice, demand or other communication relating to the Series 1999-1 Certificates, this Agreement or the Pooling and Servicing Agreement received by the Transferor or the Servicer from  the  Trustee,  any Rating Agency or  10%  or  more  of  the
Series 1999-1 Certificateholders (to the extent such notice, demand or communication relates to the Accounts, the Receivables, any Servicer Default, any Trust Pay Out Event, any Series 1999-1 Pay Out Event or any Mandatory Partial Amortization Event); and
(ii) such other information, documents records or reports respecting the Trust, the Accounts, the Receivables, the Transferor or the Servicer as any Agent may from time to time reasonably request without unreasonable expense to the Transferor or the Servicer;

          (c) the Servicer shall furnish to each Agent on or before the date such reports are due under the Pooling and Servicing Agreement copies of each of the reports and certificates required by subsection 3.4(c) or Section 3.5 or 3.6 of the Pooling and Servicing Agreement (which, in the case of the reports pursuant to Section 3.6, shall be addressed to the Facility Agent and each Agent);

          (d) the Servicer shall promptly furnish to each Agent a copy, addressed to such Agent, of each opinion of counsel delivered to the Trustee pursuant to subsection 13.2(d) of the Pooling and Servicing Agreement;

          (e) SRI shall furnish to each Agent (i) promptly when publicly available, the annual (audited) and quarterly (unaudited) consolidated and consolidating financial statements of each of Stage and SRPC, the publicly available portions of Granite's quarterly and annual consolidated reports of condition and income and such other publicly available financial information, if any, as to Stage, SRI, Granite or SRPC as such Agent may request, and (ii) promptly after known to SRI, information with respect to any action, suit or proceeding involving SRI or any of its Affiliates by or before any court or any Governmental Authority which, if adversely determined, would materially adversely affect the business, results of operation or financial condition of SRPC, SRI or Granite;

          (f) the Servicer shall furnish to each Agent a certificate concurrently with its delivery of its annual certificate pursuant to Section 3.5 of the Pooling and Servicing Agreement stating that no Termination Event or event or condition which with the passage of time or the giving of notice, or both, would constitute a Termination Event has occurred or, if such a Termination Event, event or condition has occurred, identifying the same in reasonable detail;

          (g) the Transferor shall not exercise its right to accept optional reassignment of the Receivables or repurchase the Series 1999-1 Certificates pursuant to Section 12.2 of the Pooling and Servicing Agreement, unless the Class A-1 Purchasers, each Agent and the Facility Agent have been paid, or will be paid upon such repurchase or in connection with such optional reassignment, the Class A-1 Principal Balance, all interest thereon and all other amounts owing hereunder in full;

          (h) the Transferor and the Servicer shall at any time from time to time during regular business hours, on reasonable notice to the Transferor or the Servicer, as the case may be, permit each Agent and the Facility Agent, or its agents or representatives to:

                    (i)  examine all books, records and documents
     (including computer tapes and disks) in its possession or under its control relating to the Receivables, and

                    (ii)  visit its offices and property for  the
     purpose of examining such materials described in clause (i) above.

The information obtained by any Agent, the Facility Agent or any Class A-1 Purchaser pursuant to this subsection shall be held in confidence in accordance with Section 6.2 hereof;

          (i) the Transferor and the Servicer shall use reasonable efforts to cooperate with each Agent (including affording reasonable inspection rights, assisting in the preparation of syndication material, attending investor meetings providing access to its officers and providing reliance letters with respect to opinions delivered in connection with the issuance of the Series 1999-1 Certificates on the Closing Date) in its effort to syndicate the Commitments;

          (j) the Servicer shall furnish to each Agent, promptly after the occurrence of any Servicer Default, Termination Event, Trust Pay Out Event, Mandatory Partial Amortization Event or Series 1999-1 Pay Out Event, a certificate of an appropriate officer of the Servicer setting forth the circumstances of such Servicer Default, Termination Event, Trust Pay Out Event, Mandatory Partial Amortization Event or Series 1999-1 Pay Out Event and any action taken or proposed to be taken by the Servicer or the Transferor with respect thereto;

          (k) the Transferor and the Servicer shall timely make all payments, deposits or transfers and give all instructions to transfer required by this Agreement, the Pooling and Servicing
Agreement and the Receivables Purchase Agreement;

          (l) neither the Transferor, the Servicer nor the Originator shall terminate (except in accordance with the terms thereof), amend, waive or otherwise modify the Master Pooling and Servicing Agreement, the Supplement or the Issuance Supplement, unless (i) such amendment, waiver or modification shall not, as evidenced by an Officer's Certificate of the Transferor delivered to each Agent, adversely affect in any material respect the interests of any Agent, the Facility Agent or the Class A-1 Purchasers under any Related Document, and will not result in a reduction or withdrawal of the then current rating by any Rating Agency of any commercial paper notes issued by any Conduit Purchaser without giving effect to any increase in any letter of credit or other enhancement provided to such Conduit Purchaser; and (ii) all of the applicable provisions of Section 13.1 of the Pooling and Servicing Agreement have been complied with;

          (m) the Transferor and the Servicer shall execute and deliver to each Agent, the Facility Agent or the Trustee all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by any Agent, the Facility Agent or the Trustee to enable any of them to exercise and enforce their respective rights under the Related Documents and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Trustee, the Facility Agent or any Agent to validate, preserve, perfect and protect the position of the Trustee under the Pooling and Servicing Agreement;

          (n) neither the Transferor nor the Servicer will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except (i) in accordance with Section 7.2 or 8.2 of the Pooling and Servicing Agreement, and (ii) with the prior written consent of the Required Class A-1 Owners and the Required Class A-1 Purchasers;

          (o) SRI will not (i) resign as Servicer, unless (A) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible pursuant to Requirements of Law and there is no reasonable action which it could take to make the performance of such duties permissible under such Requirements of Law, or (B) the Required Class A-1 Owners and the Required Class A-1 Purchasers shall have consented thereto, (ii) delegate any of its material duties under the Pooling and
Servicing Agreement except as permitted by Section 8.7 of the Pooling and Servicing Agreement and unless the Person to which such delegation is made is a wholly owned subsidiary (directly or indirectly) of Stage, is legally qualified and licensed (to the extent required) to perform the duties delegated to it, owns or holds under valid leases or (in the case of software) licenses all computer equipment and software and other equipment and rights which are required for such Person to perform such duties, and employs sufficient and adequately trained personnel to perform such duties, or (iii) appoint or permit the appointment of a Successor Servicer other than the Trustee under the provisions of the Pooling and Servicing Agreement without consultation with the Facility Agent;

          (p) The Transferor and the Servicer shall not permit any newly issued Series of Investor Certificates (or, with respect to a prefunded Series, interests therein) other than Series 1999-1 to be issued by the Trust or the terms of any new class or subclass of Series 1999-1 Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to be specified pursuant to any amendment or modification to the Issuance Supplement or any additional issuance supplement, the proceeds of which newly issued Series or such new class will be applied to reduce the Class A Invested Amount or the Class B Invested Amount (each, a "New Issuance"), unless

               (i)  [reserved];

               (ii)       such proceeds are applied in accordance
     with subsection 5(b)(iii) of the Issuance Supplement;

               (iii) in the case of the issuance of a new class or subclass which does not consist of Variable Funding Certificates and which is a Parity Class in relation to the Class A Certificates, there shall be concurrently issued a new class or subclass which (A) does not consist of Variable Funding Certificates, (B) is a Parity Class with respect to the Class B Certificates and (C) has an initial invested amount equal to 19/81st of the aggregate initial invested amount of such two Parity Classes;

               (iv) the Transferor shall have a delivered (A) notice of the estimated date and amount of such New Issuance to the Facility Agent and each Agent (which shall promptly forward a copy of such notice to each Class A-1 Purchaser in its Purchaser Group) not less than 20 days prior to such estimated date, and (B) notice of the actual date and amount of such New Issuance to the Facility Agent and each Agent (which shall promptly forward a copy of such notice to each Class A-1 Purchaser in its Purchaser Group) not less than three Business Days prior to such date;

               (v) on the date on which the Transferor has sold such New Issuance, all interest, fees, expenses and all other amounts then due and payable to any Agent or Class A-1 Purchaser or to the Facility Agent hereunder (including any amounts owed under Sections 2.3, 2.4, 2.5 or 2.6, but excluding the Class A-1 Principal Balance) shall have been paid;

               (vi) on the date on which the Transferor has sold such New Issuance, no Termination Event shall have occurred and be continuing, and there shall exist no unreimbursed
     Class E Investor Charge-Offs;

               (vii) the Facility Agent shall have received confirmation that, after giving effect to such New Issuance, the Class A-1 Certificates and the Class A-2 Certificates remain rated Aaa by Moody's and AAA by Fitch IBCA, Inc. and the Class B Certificates remain rated not less than A1 by Moody's and not less than A by Fitch IBCA, Inc;

               (viii) the conditions set forth in Section 6.15 of the Pooling and Servicing Agreement or in the Issuance
     Supplement  to  the New Issuance shall have been  satisfied;
     and

               (ix) on the date on which the Transferor has sold such New Issuance, the Transferor shall have delivered to the Facility Agent and each Agent an Officer's Certificate dated such date certifying (A) that the conditions described in clauses (i) through (viii) above have been satisfied and
     (B) that based on the facts known to the officer signing such Officer's Certificate at such time, in the reasonable belief of the Transferor, the New Issuance will not cause a Pay Out Event, a Series 1999-1 Pay Out Event or a Mandatory Partial Amortization Event or an event that, after the giving of notice or the lapse of time, would constitute an Pay Out Event, a Series 1999-1 Pay Out Event or a Mandatory Partial Amortization Event to occur.

The Transferor and the Servicer shall not permit any newly issued Series of Investor Certificates (or, with respect to a prefunded Series, interests therein) other than Series 1999-1 to be issued by the Trust or the terms of any new class or subclass of Series 1999-1 Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to be specified pursuant to any amendment or modification to the Issuance Supplement or any additional issuance supplement, if such newly issued Series or new class or subclass would be senior to the Class A Certificates as to allocations of Available Series 1999-1 Finance Charge Collections, Excess Finance Charge Collections, Series Transferor Finance Charge Collections, Reallocated Principal Collections or Available Principal Collections without the consent of the Facility Agent, each Agent and each Class A-1 Purchaser. If, as the result of a New
Issuance, the Class A-2 Invested Amount is reduced to zero, the Transferor agrees to terminate all commitments under the Class A-2 Purchase Agreement at the request of the Facility Agent in its discretion.

          SECTION 6.          MUTUAL      COVENANTS     REGARDING
                    CONFIDENTIALITY

          6.1 Covenants of SRPC, Etc. SRPC, SRI, the Transferor and the Servicer shall hold in confidence, and not disclose to any Person, the terms of any fees payable in connection with this Agreement except they may disclose such information (i) to their officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) with the consent of the Required Class A-1 Purchasers and each Agent, or (iii) to the extent SRPC, SRI, Granite, the Transferor or the Servicer or any Affiliate of either of them should be required by any law or regulation applicable to it or requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii), SRPC, Granite, the Transferor or the Servicer, as the case may be, will use all reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by law) notify each Agent of its intention to make any such disclosure prior to making such disclosure.

          6.2 Covenants of Class A-1 Purchasers. Each Agent, the Facility Agent and each Class A-1 Purchaser, severally and with respect to itself only, covenants and agrees that any information obtained by such Agent, the Facility Agent or such Class A-1 Purchaser pursuant to this Agreement shall be held in confidence (it being understood that documents provided to an Agent hereunder may in all cases be distributed by such Agent or the Facility Agent to the Class A-1 Purchasers), except that such Agent, the Facility Agent or such Class A-1 Purchaser may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through such Agent, the Facility Agent or such Class A-1 Purchaser, (iii) to the extent such information was available to such Agent, the Facility Agent or such Class A-1 Purchaser on a nonconfidential basis prior to its disclosure to such Agent, the Facility Agent or such Class A-1 Purchaser hereunder, (iv) with the consent of the Transferor, (v) to the extent permitted by
Section 8.1, (vi) to the extent such Agent, the Facility Agent or such Class A-1 Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information or (vii) in the case of any Class A-1 Purchaser that is a Conduit Purchaser, to placement agents and providers of liquidity and credit support who agree to hold such information in confidence and to rating agencies; provided, that, in the case of clause (vi) above, such Agent, the Facility Agent or such Class A-1 Purchaser, as applicable, will use all reasonable efforts to maintain confidentiality and, in the case of clause (vi)(A) above, will (unless otherwise prohibited by law) notify the Transferor of its intention to make any such disclosure prior to making any such disclosure.

          SECTION 7.  THE AGENTS

          7.1 Appointment. (a) Each Class A-1 Purchaser hereby irrevocably designates and appoints the Agent for its Purchaser Group as the agent of such Class A-1 Purchaser under this Agreement, and each such Class A-1 Purchaser irrevocably authorizes such Agent, as the agent for such Class A-1 Purchaser, to take such action on its behalf under the provisions of the Related Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to such by the terms of the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Class A-1 Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent.

          (b) Each Class A-1 Purchaser hereby irrevocably designates and appoints the Facility Agent as the agent of such Class A-1 Purchaser under the Pooling and Servicing Agreement and hereunder, and each such Class A-1 Purchaser irrevocably authorizes the Facility Agent, as the agent for such Class A-1 Purchaser, to take such action on its behalf under the provisions of the Pooling and Servicing Agreement and hereunder and to exercise such powers and perform such duties thereunder and hereunder as are expressly granted to the Facility Agent by the terms of the Pooling and Servicing Agreement or hereby, subject to the terms and conditions of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Pooling and Servicing Agreement or herein, or any fiduciary relationship with any Class A-1 Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Facility Agent.

          7.2 Delegation of Duties. Each Agent and the Facility Agent may execute any of its duties under any of the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither any Agent nor the Facility Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          7.3 Exculpatory Provisions. Neither any Agent nor the Facility Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Class A-1 Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the other Related Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Class A-1
Purchasers for any recitals, statements, representations or warranties made by SRPC, SRI, Stage, Granite, the Transferor, the Servicer or the Trustee or any officer thereof contained in any of the other Related Documents or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent or the Facility Agent under or in connection with, any of the other Related Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Related Documents or for any failure of SRPC, SRI, Stage, Granite, the Transferor, the Servicer or the Trustee to perform its obligations thereunder. Neither any Agent nor the Facility Agent shall be under any obligation to any Class A-1 Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Related Documents, or to inspect the properties, books or records of SRPC, SRI, Stage, Granite, the Transferor, the Servicer, the Trustee or the Trust.

          7.4 Reliance by Agent. Each Agent and the Facility Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to any Agent or the Facility Agent), independent accountants and other experts selected by any Agent or the Facility Agent. Each Agent and the Facility Agent shall be fully justified in failing or refusing to take any action under any of the Related Documents unless it shall first receive such advice or concurrence of the Required Class A-1 Owners and the Required Class A-1 Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Class A-1 Purchasers or by the Committed Class A-1 Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent and the Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Related Documents in accordance with a request of the Required Class A-1 Owners and the Required Class A-1 Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Class A-1 Purchasers.

          7.5   Notices.   No  Agent  shall  be  deemed  to  have
knowledge  or  notice of the occurrence of  any  breach  of  this
Agreement or the occurrence of any Trust Pay Out Event, Series 1999-1 Pay Out Event, Mandatory Partial Amortization Event or Termination Event unless such Agent has received notice from the Transferor, the Servicer, the Trustee or any Class A-1 Purchaser referring to this Agreement, describing such event. In the event that an Agent receives such a notice, such Agent promptly shall give notice thereof to the Class A-1 Purchasers in its Purchaser Group. Such Agent shall take such action with respect to such event as shall be reasonably directed by the Required Class A-1 Owners and the Required Class A-1 Purchasers; provided that unless and until an Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Class A-1 Purchasers.

          7.6 Non-Reliance on Agent and Other Class A-1 Purchasers. Each Class A-1 Purchaser expressly acknowledges that neither any Agent nor the Facility Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent or the Facility Agent hereafter taken, including any review of the affairs of SRPC, SRI, Stage, Granite, the Transferor, the Servicer, the Trustee or the Trust shall be deemed to constitute any representation or warranty by any Agent or the Facility Agent to any Class A-1 Purchaser. Each Class A-1 Purchaser represents to each Agent and the Facility Agent that it has, independently and without reliance upon any Agent, the Facility Agent or any other Class A-1 Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Trust, the Trustee, SRPC, SRI, Stage, Granite, the Transferor and the Servicer and made its own decision to purchase its interest in the Class A-1 Certificates hereunder and enter into this Agreement. Each Class A-1 Purchaser also represents that it will, independently and without reliance upon any Agent or the Facility Agent or any other Class A-1 Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Trust, the Trustee, SRPC, SRI, Stage, Granite, the Transferor and the Servicer. Except, in the case of an Agent, for notices, reports and other documents received by such Agent under Section 5 hereof, neither any Agent nor the Facility Agent shall have any duty or responsibility to provide any Class A-1 Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Trust, the Trustee, SRPC, SRI, Stage, Granite, the Transferor or the Servicer which may come into the possession of any Agent or the Facility Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          7.7 Indemnification. (i) The Committed Purchasers and the Liquidity Purchasers agree to indemnify the Facility Agent in its capacity as such (without limiting the obligation (if any) of SRPC, SRI, the Transferor, the Trust or the Servicer to reimburse the Facility Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), and (ii) the Committed Purchasers and the Liquidity Purchasers in each Purchaser Group agree to indemnify the Agent for such Purchaser Group in its capacity as such (without limiting the obligation (if any) of SRPC, SRI, the Transferor, the Trust or the Servicer to reimburse such Agent for any such amounts), ratably according to their respective Commitments (or, if the Commitments have terminated, Percentage Interests), in each case from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Class A-1 Principal Balance) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Class A-1 Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Agent or the Facility Agent resulting from its own gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the Class A-1 Principal Balance.

          7.8 Agents in Their Individual Capacities. Each Agent, the Facility Agent and their Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Trust, the Trustee, SRPC, SRI, Stage, Granite, the Servicer and the Transferor as though such Agent and the Facility Agent were not the agents hereunder. Each Class A-1 Purchaser acknowledges that Credit Suisse First Boston may act (i) as administrator and agent for one or more Conduit Purchasers and in such capacity acts and may continue to act on behalf of each such Conduit Purchaser in connection with its business, (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any such Conduit Purchaser is party and in various other capacities relating to the business of any such Conduit Purchaser under various agreements, and (iii) as agent for other Classes of Series 1999-1 Certificates. Credit Suisse First Boston in its capacity as an Agent or the Facility Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as an Agent or the Facility Agent other than as expressly provided in this Agreement. Credit Suisse First Boston may act as an Agent and the Facility Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

          7.9 Successor Agent. (a) An Agent may resign as Agent upon ten days' notice to the Class A-1 Purchasers in its
Purchaser Group, the Facility Agent, each other Agent, the Trustee, the Transferor and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of such Agent pursuant to this subsection 7.9(a). Any Agent may resign as Agent upon ten days' notice to the Class A-1 Purchasers in its Purchaser Group, the Facility Agent and each other Agent, the Transferor, the Servicer and the Trustee with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this Section 7.9. If an Agent shall resign as Agent under this Agreement, then (i) Class A-1 Owners in its Purchaser Group having Percentage Interests aggregating greater than 50% of the aggregate Percentage Interests of all Class A-1 Owners in such Purchaser Group, and (ii) Committed Purchasers and Liquidity Purchasers in its Purchaser Group having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Purchasers and Liquidity Purchasers in such Purchaser Group shall appoint from among the Committed Purchasers in such Purchaser Group a successor agent for such Purchaser Group. Any successor administrative agent or agent shall succeed to the rights, powers and duties of resigning Agent, and the term "Agent," as applicable, shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          (b) The Facility Agent may resign as Facility Agent upon ten days' notice to the Class A-1 Purchasers, the Class A-2 Purchasers, the Class B Purchasers, the Trustee, the Transferor, the Servicer and each Agent with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Facility Agent pursuant to this subsection 7.9(b). If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Class A-1 Purchasers and the Required Class A-1 Owners shall appoint from among the Committed Purchasers or Liquidity Purchasers hereunder or the committed purchasers or liquidity purchasers under the Class A-2 Certificate Purchase Agreement or the Class B Certificate Purchase Agreement a successor Facility Agent of the Class A-1 Certificateholders, the Class A-2 Certificateholders and the Class B Certificateholders; provided that no such appointment shall be effective unless such successor is also appointed as successor Facility Agent under the Class A-2 Certificate Purchase Agreement and the Class B Certificate Purchase Agreement. The successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term "Facility Agent" shall mean such successor agent effective upon its appointment, and the former Facility Agent's rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement. After the retiring Facility Agent's resignation as Facility Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent under this Agreement.

          SECTION 8.        SECURITIES   LAWS;   TRANSFERS;   TAX
                    TREATMENT

          8.1 Transfers of Class A-1 Certificates. (a) Each Class A-1 Owner agrees that the beneficial interest in the
Class A-1 Certificates purchased by it will be acquired for investment only and not with a view to any public distribution thereof, and that such Class A-1 Owner will not offer to sell or otherwise dispose of any Class A-1 Certificate acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or any applicable state or other securities laws. Each Class A-1 Owner acknowledges that it has no right to require the Transferor to register, under the
Securities Act or any other securities law, the Class A-1 Certificates (or the beneficial interest therein) acquired by it pursuant to this Agreement or any Transfer Supplement. Each Class A-1 Owner hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Class A-1 Certificates, such Class A-1 Owner has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Class A-1 Purchaser which executes a Joinder Agreement agrees that it will execute and deliver to the Transferor, the Servicer, the Trustee and the applicable Agent on or before the effective date of its Joinder Agreement a letter in the form attached hereto as Exhibit A (an "Investment Letter") with respect to the purchase by such Class A-1 Purchaser of an interest in the Class A-1 Certificates.

          (b) Each initial purchaser of a Class A-1 Certificate or any interest therein and any Assignee thereof or Participant therein shall certify to the Transferor, the Servicer, the Trustee and the Agent for its Purchaser Group that it is either
(A)(i) a citizen or resident of the United States, (ii) a corporation or other entity organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Class A-1 Certificates may constitute unrelated business taxable income or (iii) a person not described in (i) or
(ii) whose income from the Class A-1 Certificates is and will be effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Class A-1 Certificate will not result in any withholding obligation with respect to any payments with respect to the Class A-1 Certificates by any Person (other than withholding, if any, under Section 1446 of the Code) and who will furnish to the Agent for its Purchaser Group, the Servicer and the Trustee, and to the Class A-1 Owner making the Transfer a properly executed U.S. Internal Revenue Service Form 4224 (and to agree (to the extent legally able) to provide a new Form 4224 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws) or (B) an estate or trust the income of which is includible in gross income for United States federal income tax purposes.

          (c) Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a "Transfer") of a Class A-1 Certificate or any interest therein may be made only in accordance with this Section 8.1. Any Transfer of an interest in a Class A-1 Certificate otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Class A-1 Purchaser's beneficial interest in such Class A-1 Certificate. No Class A-1 Certificate or any interest therein may be Transferred by Assignment or Participation to any Person (each, a "Transferee") unless prior to the transfer the Transferee shall have executed and delivered to the applicable Agent and the Transferor an Investment Letter.

               Each of SRPC and SRI authorizes each Class A-1 Purchaser to disclose to any Transferee and Support Party and any prospective Transferee or Support Party any and all financial information in the Class A-1 Purchaser's possession concerning the Trust, SRPC, SRI, Granite and Stage which has been delivered to any Agent, the Facility Agent or such Class A-1 Purchaser pursuant to the Related Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Class A-1 Purchaser by or on behalf of the Trust, SRPC, SRI, Granite, Stage, the Transferor or the Servicer in connection with such Class A-1 Purchaser's credit evaluation of the Trust, SRPC, SRI, Granite, Stage, the Transferor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Class A-1 Certificates; provided that prior to any such disclosure, such Transferee or Support Party or prospective Transferee or Support Party shall have executed an agreement agreeing to be bound by the provisions of Section 6.2 hereof.

          (d) Each Class A-1 Purchaser may, in accordance with applicable law, at any time grant participations in all or part of its Commitment or its interest in the Class A-1 Certificates, including the payments due to it under this Agreement and the Pooling and Servicing Agreement (each, a "Participation"), to any Person (each, a "Participant"); provided, however, that no Participation shall be granted to any Person unless and until the Agent for such Class A-1 Purchaser's Purchaser Group shall have consented thereto and the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all payments made with respect to such Class A-1 Purchaser's beneficial interest (if any) in the Class A-1 Certificates. In connection with any such Participation, the Agent for each Purchaser Group shall maintain a register of each Participant of Class A-1 Purchasers or such Purchaser Group and the amount of each of their Participation. Each Class A-1 Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Class A-1 Purchaser's direct obligations hereunder, and (B) neither the
Trustee,   the  Transferor  nor  the  Servicer  shall  have   any
obligation to have any communication or relationship with any Participant. Each Class A-1 Purchaser and each Participant shall comply with the provisions of subsection 2.5(c). No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Agent for the applicable Purchaser Group. Each Participant shall be entitled to receive additional amounts and indemnification pursuant to Sections 2.4, 2.5 and 2.6 as if such Participant were a Class A-1 Purchaser and such Sections applied to its Participation; provided, in the case of Section 2.5, that such Participant has complied with the provisions of subsection 2.5(c) as if it were a Class A-1 Purchaser. Each Class A-1 Purchaser shall give the Agent for its Purchaser Group notice of the consummation of any sale by it of a Participation and such Agent (upon receipt of notice from the related Class A-1 Purchaser) shall promptly notify the Transferor, the Servicer and the Trustee.

          (e) Each Class A-1 Purchaser may, with the consent of the Agent for its Purchaser Group and in accordance with applicable law, sell or assign (each, an "Assignment"), to any Consented Assignee (each, an "Assignee") all or any part of its Commitment or its interest in the Class A-1 Certificates and its rights and obligations under this Agreement and the Pooling and Servicing Agreement pursuant to an agreement substantially in the form attached hereto as Exhibit C hereto (a "Transfer Supplement"), executed by such Assignee and the Class A-1 Purchaser and delivered to the Agent for its Purchaser Group for its acceptance and consent; provided, however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Class A-1 Purchaser hereunder as set forth therein and (y) the transferor Class A-1 Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Class A-1 Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests, Purchaser Percentages, Commitments and Maximum Purchase Amounts arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, such Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Transferor, the Servicer and the Trustee and the Servicer will provide notice thereof to each Rating Agency (if required).

               Upon instruction to register a transfer of a Class A-1 Purchaser's beneficial interest in the Class A-1 Certificates (or portion thereof) and surrender for registration of transfer such Class A-1 Purchaser's Class A-1 Certificate(s) (if applicable) and delivery to the Transferor and the Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Class A-1 Certificates (or portion thereof) shall be transferred in the records of the Trustee and the Agent for the applicable Purchaser Group and, if requested by the Assignee, new Class A-1 Certificates shall be issued to the Assignee and, if applicable, the transferor Class A-1 Purchaser in amounts reflecting such Transfer as provided in the Pooling and Servicing Agreement. Such Transfers of Class A-1 Certificates (and interests therein) shall be subject to this Section 8.1 in lieu of any regulations which may be prescribed under Section 6.3 of the Pooling and Servicing Agreement. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Certificate Register.

          (f) Each Class A-1 Purchaser may pledge its interest in the Class A-1 Certificates to any Federal Reserve Bank as collateral in accordance with applicable law.

          (g) Any Class A-1 Purchaser shall have the option to change its Investing Office, provided that such Class A-1 Purchaser shall have prior to such change in office complied with the provisions of subsection 2.5(c) and provided further that such Class A-1 Purchaser shall not be entitled to any amounts otherwise payable under Section 2.4 or 2.5 resulting solely from such change in office unless such change in office was mandated by applicable law or by such Class A-1 Purchaser's compliance with the provisions of this Agreement.

          (h) Each Affected Party shall be entitled to receive additional payments and indemnification pursuant to Sections 2.4,
2.5 and 2.6 hereof as though it were a Class A-1 Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Class A-1 Certificates; provided that such Affected Party shall not be entitled to additional payments pursuant to (i) Section 2.4 by reason of Regulatory Changes which occurred prior to the date it became an Affected Party or (ii)
Section   2.5   attributable  to  its  failure  to  satisfy   the
requirements  of  subsection 2.5(c) as if it  were  a  Class  A-1
Purchaser.

          (i) Each Affected Party claiming increased amounts described in Sections 2.4 or 2.5 shall furnish, through its related Conduit Purchaser, to the Trustee, the Agent for the applicable Purchaser Group, the Facility Agent, the Servicer and the Transferor a certificate setting forth the basis and amount of each request by such Affected Party for any such amounts referred to in Sections 2.4 or 2.5, such certificate to be conclusive with respect to the factual information set forth therein absent manifest error.

          (j) In the event that a Liquidity Purchaser is a Downgraded Purchaser, the related Conduit Purchaser shall have the right to replace such Liquidity Purchaser with a replacement Liquidity Purchaser, which replacement purchaser shall succeed to the rights of such Liquidity Purchaser under this Agreement in respect of its Commitment as a Liquidity Purchaser, and such Liquidity Purchaser shall assign such Commitment and its interest in the Class A-1 Certificates to such replacement Liquidity Purchaser in accordance with the provisions of this Section 8.1; provided, that (A) such Liquidity Purchaser shall not be replaced hereunder with a new investor until such Liquidity Purchaser has been paid in full its Percentage Interest of the Class A-1 Principal Balance and all accrued and unpaid interest thereon by such new investor and all other amounts (including all amounts owing under Sections 2.4 and 2.5) owed to it and to all Participants with respect to such Liquidity Purchaser pursuant to this Agreement, and (ii) if the Liquidity Purchaser to be replaced is an Agent or the Facility Agent, a replacement Agent or Facility Agent, as the case may be, shall have been appointed in accordance with Section 7.9, and the Agent or Facility Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Agent or Facility Agent, as the case may be, pursuant to this Agreement. For purposes of this subsection, a Liquidity Purchaser shall be a "Downgraded Purchaser" if and so long as the credit rating assigned to its short-term obligations by Moody's or Standard & Poor's on the date on which it became a party to this Agreement shall have been reduced or withdrawn, unless otherwise agreed between such Liquidity Purchaser and the Conduit Purchaser in its Purchaser Group.

          (k) In the event that a Class A-1 Purchaser has requested payment of additional amounts referred to in subsection 2.4(a), 2.4(b) or 2.5 and payment thereof hereunder shall not be waived by such Class A-1 Purchaser within 30 days following a request for such waiver from the Transferor, the Transferor shall have the right to replace such Class A-1 Purchaser and, if such Class A-1 Purchaser is a Conduit Purchaser, each of its Liquidity Purchasers hereunder with replacement purchaser or purchasers which shall succeed to the rights of such Class A-1 Purchaser or Class A-1 Purchasers under this Agreement. Any such replacement purchaser shall be (i) reasonably acceptable to the Agent for the applicable Purchaser Group, (ii) if such Class A-1 Purchaser is a Liquidity Purchaser, acceptable to the related Conduit Purchaser in its sole discretion, and (iii) if such Class A-1 Purchaser is a Conduit Purchaser, each Liquidity Purchaser in its Purchaser Group shall be concurrently replaced as provided in this subsection unless such Liquidity Purchaser otherwise consents in its sole discretion. Such Class A-1 Purchaser shall assign its Commitment hereunder and its beneficial interest in the Class A-1 Certificates to such replacement purchaser in accordance with the provisions of Section 8.1; provided, that (A) such Class A-1 Purchaser shall not be replaced hereunder with a replacement purchaser until such Class A-1 Purchaser has been paid in full its Percentage Interest of the Class A-1 Principal Balance and all accrued and unpaid interest thereon by such replacement purchaser and all other amounts (including all amounts owing under Section 2.4 and 2.5) owed to it pursuant to this Agreement and (B) if the Class A-1 Purchaser to be replaced is an Agent or the Facility Agent or, unless the Agent for the Applicable Purchaser Group and the Facility Agent otherwise agree, a Conduit Purchaser sponsored or administered by such Agent or the Facility Agent (in its individual capacity), a replacement such Agent or the Facility Agent, as the case may be, shall have been appointed in accordance with Section 7.9 and the Agent or the Facility Agent, as the case may be, to be replaced shall have been paid all amounts owing to it as Agent or the Facility Agent, as the case may be, pursuant to this Agreement; provided, further, that such Class A-1 Purchaser shall not be replaced hereunder with a replacement purchaser unless the Transferor shall have provided to such Class A-1 Purchaser and the Agent for the applicable Purchaser Group with an Officer's Certificate stating that such replacement purchaser is not subject to, or has agreed not to seek, the additional amounts which Class A-1 Purchaser requested pursuant to subsection 2.4(a), 2.4(b) or 2.5, as the case may be.

          8.2 Tax Characterization. It is the intention of the parties hereto that the Class A-1 Certificates be treated for tax purposes as indebtedness.

          SECTION 9.  MISCELLANEOUS

          9.1 Amendments and Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section
9.1. With the written consent of the Required Class A-1 Owners and the Required Class A-1 Purchasers, the Facility Agent, SRPC and SRI may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any Class A-1 Certificate or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Class A-1 Purchaser hereunder or under the Pooling and Servicing Agreement, in each case without the consent of the Class A-1 Purchaser affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or, if such amendment would have a material adverse effect on the Class A-1 Purchasers, the definition of "Class A-1 Invested Amount" or "Class A-1 Principal Balance", or reduce the percentage specified in the definition of Required Class A-1 Owners or Required Class A-1 Purchasers, in each case without the written consent of all Class A-1 Purchasers or (iii) amend, modify or waive any provision of Section 7 of this Agreement or any other provision of this Agreement affecting the Agents or the Facility Agent without the written consent of each Agent adversely affected thereby and the Facility Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

          Each party hereto agrees that, on a one-time basis following the initial review of the Related Documents by Standard & Poor's on behalf of Class A-1 Purchasers which are Conduit Purchasers, it will at the request of its related Agent enter into or to consent to, as applicable, any amendments or other modifications to the Related Documents, other than those requiring the consent of all Class A-1 Purchasers as provided above in this subsection and other than those which would have an adverse effect on any other Class or Series of Certificates, as shall reasonably be determined by such Agent to be required
(i) for the Class A-1 Certificate to be rated AAA by Standard & Poor's or (ii) for any initial Class A-1 Purchaser which is a Conduit Purchaser to obtain or maintain a rating of the Class A-1 Certificate which will permit such Conduit Purchaser's commercial paper notes to maintain at least the rating from Standard & Poor's as in effect immediately prior to such Conduit Purchaser's becoming a Class A-1 Purchaser after giving effect to its initial purchase of the Class A-1 Certificates and to purchases from time to time by such Conduit Purchaser of Additional Class A-1 Invested Amounts as contemplated by this Agreement, without giving effect to any increase in any letter of credit or other enhancement provided to such Conduit Purchaser (other than the liquidity support provided to such Conduit Purchaser by Liquidity Providers).

               The Facility Agent may cast any vote or give any direction under the Pooling and Servicing Agreement on behalf of the Class A Certificateholders if it has been directed to do so by (i) the Required Class A-1 Purchasers and the Required Class A-1 Owners, (ii) the Class A-2 Purchasers required under the terms of Section 9.1 of the Class A-2 Certificate Purchase Agreement Purchasers, and (iii) the Class B Purchasers required under the terms of Section 9.1 of the Class B Certificate Purchase Agreement.

          9.2 Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or, with respect to a Class A-1 Purchaser, as set forth in its respective Joinder Supplement or Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

     SRPC:          SRI Receivables Purchase Co., Inc.
                    10201 Main Street
                    Houston, Texas 77025
                    Attention: Treasurer
                    Telephone:     (713) 669-2601
                    Telecopy: (713) 669-2621

     SRI:           Specialty Retailers, Inc.
                    10201 Main Street
                    Houston, Texas 77025
                    Attention: Treasurer
                    Telephone:     (713) 669-2601
                    Telecopy: (713) 669-2621

     The Trustee:   Bankers Trust (Delaware)
                    1011 Centre Road, Suite 200
                    Wilmington, Delaware 19805-1266
                    Attention:  Corporate Trust and Agency Group
                    Telephone:     (302) 636-3300
                    Telefax:  (302) 636-3222
                    Mailing Address:
                    P.O. Box 8795
                    Wilmington, Delaware 19899-8795

    with a copy to: 4 Albany Street - 10th Floor
                    New York, New York 10006
                    Attention:  Corporate Trust and Agency Group
                    Telephone:     (212) 250-2500
                    Telefax:  (212) 250-6439

     The  Facility  Credit Suisse First Boston,  New  York Branch
       Agent:       Eleven Madison Avenue
                    New York, New York  10010
                    Attention:  Asset Finance Department
                    Telephone:  (212) 325-9076
                    Telefax:  (212) 325-6677

          (b) All payments to be made to an Agent or any Class A-1 Purchaser in a Purchaser Group hereunder shall be made in United States dollars, and, unless otherwise specifically provided herein, shall be made to such Agent for the account of one or more of the Class A-1 Purchasers or for its own account, as the case may be. Unless otherwise directed by an Agent or Class A-1 Purchaser, all payments to it shall be made by federal wire to the account specified in the Joinder Supplement or
Transfer Supplement by which it became a party hereto. All payments to be made to the Facility Agent hereunder shall be made in United States dollars, and, unless otherwise directed by the Facility Agent all such payments shall be made by federal wire to The Bank of New York (BONY), ABA #021-000-018, for credit to Credit Suisse First Boston CSFBNY -- Loan Clearing Account #8900329262, reference SRI Receivables Master Trust Series 1999-1, with telephone notice (including federal wire number) to the Asset Finance Department of CSFB (212-325-9070).

          (c) Any notices permitted or required hereunder to be given by SRPC shall be effective if given on behalf of SRPC by the Servicer.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent, the Facility Agent or any Class A-1 Purchaser, any right, remedy, power or privilege under any of the Related Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Related Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of SRPC, SRI, the Transferor, the Servicer, each Agent, the Facility Agent, the Class A-1 Purchasers, any Assignee and their respective successors and assigns, except that SRPC, SRI, the Transferor and the Servicer may not assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Pooling and Servicing Agreement, without the prior written consent of the Required Class A-1 Owners and the Required Class A-1 Purchasers. This Agreement is also intended to benefit the Support Parties, Affected Parties, Participants and Indemnities, and their respective successors and assigns, to the extent provided herein.

          9.5 Successors to Servicer. (a) In the event that a transfer of servicing occurs under Article VIII or Article X of the Pooling and Servicing Agreement, (i) from and after the effective date of such transfer, the Successor Servicer shall be the successor in all respects to the Servicer and shall be responsible for the performance of all functions to be performed by the Servicer from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer, and (ii) as of the date of such transfer, the Successor Servicer shall be deemed to have made with respect to itself the representations and warranties made in Section 4.2 (in the case of subsection 4.2(a) with appropriate factual changes); provided, however, that the references to the Servicer contained in Section 5.1 of this Agreement shall be deemed to refer to the Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Servicer was Servicer under this Agreement and shall be deemed to refer to the Successor Servicer with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the Successor Servicer acts as Servicer under this Agreement; provided, however, to the extent that an obligation to indemnify the Class A-1 Purchasers under Section 2.6 arises as a result of any act or failure to act of any Successor Servicer in the performance of servicing obligations under the Pooling and Servicing Agreement, such indemnification obligation shall be of the Successor Servicer and not its predecessor. Upon the transfer of servicing to a Successor Servicer, such Successor Servicer shall furnish to each Agent copies of its audited annual financial statements for each of the three preceding fiscal years or if the Trustee or any other banking institution becomes the Successor Servicer, such Successor Servicer shall provide, in lieu of the audited financial statements required in the immediately preceding clause, complete and correct copies of the publicly available portions of its Consolidated Reports of Condition and Income as submitted to the FDIC for the two most recent year end periods.

          (b) In the event that any Person becomes the successor to the Transferor pursuant to Article VII of the Pooling and Servicing Agreement, from and after the effective date of such transfer, such successor to the Transferor shall be the successor in all respects to the Transferor and shall be responsible for the performance of all functions to be performed by the
Transferor from and after such date, except as provided in the Pooling and Servicing Agreement, and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Transferor by the terms and provisions hereof, and all references in this Agreement to the Transferor shall be deemed to refer to the successor to the Transferor; provided, however, that the references to the Transferor contained in Sections 2.5, 2.6 and 5.1 of this Agreement shall be deemed to refer to SRPC with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that SRPC was Transferor under this Agreement and shall be deemed to refer to the successor to SRPC as Transferor with respect to responsibilities, duties and liabilities arising out of an act or acts, or omission, or an event or events giving rise to such responsibilities, duties and liabilities and occurring during such time that the successor to SRPC acts as Transferor under this Agreement.

          9.6 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken
together  shall  be  deemed  to  constitute  one  and  the   same
instrument.

          9.7 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

          9.8 Integration. This Agreement and the Class A-1 Fee Letter represent the agreement of each Agent, the Facility Agent, SRPC, SRI, the Transferor, the Servicer and the Class A-1 Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Class A-1 Purchaser, any Agent or the Facility Agent relative to subject matter hereof not expressly set forth or referred to herein or therein.

          9.9   Governing Law.  THIS AGREEMENT AND THE RIGHTS AND
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW  OF
THE STATE OF NEW YORK.

          9.10 Termination. This Agreement shall remain in full force and effect until the earlier to occur of (a) payment in full of the Class A-1 Principal Balance, all accrued and unpaid Class A-1 Interest, Class A-1 Program Fees and Class A-1 Utilization Fees, all amounts payable by pursuant to Sections 2.3, 2.4, 2.5 or 2.6 hereof and all other amounts payable to the Class A-1 Purchasers, the Agents and the Facility Agent hereunder and the termination of all Commitments and (b) the Series Termination Date; provided, however, that the provisions of Sections 2.4, 2.5, 2.6, 6.1, 6.2, 7.7, 8.2, 9.11, 9.13 and 9.14
shall survive termination of this Agreement and any amounts payable to the Facility Agent, the Agents, Class A-1 Purchasers or any Affected Party thereunder shall remain payable thereto.

          9.11 Limited Recourse; No Proceedings. (a) The obligations of SRPC, SRI, the Transferor and the Servicer under this Agreement are several (except as specifically provided herein) and are solely the corporate obligations of SRPC, SRI, the Transferor or the Servicer, as applicable. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by SRPC, SRI, the Transferor and the Servicer or any officer of any of them in connection therewith, against any stockholder, employee, officer, director or incorporator of SRPC, SRI, the Transferor or the Servicer. With respect to obligations of the Transferor, neither any Agent, the Facility Agent nor any Class A-1 Purchaser shall look to any property or assets of the Transferor, other than to (a) amounts payable to an Agent, the Facility Agent or a Class A-1 Purchaser or to the
Transferor  under  the  Receivables  Purchase  Agreement  or  the
Pooling and Servicing Agreement and (b) any other assets of the Transferor not pledged to third parties or otherwise encumbered in any manner permitted by the Transferor's Certificate of Incorporation. Each Class A-1 Purchaser, the Facility Agent and each Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Transferor pursuant to this Agreement, prior to the earlier of the Trust Termination Date or the commencement of a bankruptcy or insolvency proceeding by or against the Transferor, it shall not constitute a claim against the Transferor. Nothing in this paragraph shall limit or otherwise affect the liability of the Servicer with respect to any amounts owing by it hereunder or the right of any Agent, the Facility Agent or any Class A-1 Purchaser to enforce such liability against the Servicer or any of its assets.

          (b) Each of SRPC, SRI, the Transferor, the Servicer, each Agent, the Facility Agent and each Class A-1 Purchaser hereby agrees that it shall not institute or join against any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such Conduit Purchaser (collectively, "Notes") is paid.

          (c) Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall pay, or be obligated to pay, any amount pursuant to this Agreement unless
(i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay its Notes when due and (ii) after giving effect to such payment, either (A) Conduit Purchaser could issue Notes to refinance all its outstanding Notes (assuming such outstanding Notes matured at such time) in accordance with the program documents governing such Conduit Purchaser's Note issuance program or (B) all Notes of such Conduit Purchaser are paid in full. Payments by a Conduit Purchaser hereunder are expressly limited to the amount available therefor in accordance with the terms of such Conduit Purchaser's program documents, and no recourse shall be had against such Conduit Purchaser or any other Person in respect of any deficiency in such amounts. Any amount which a Conduit Purchaser does not pay pursuant to the operation of this subsection shall not constitute a claim (as defined in 101 of the Bankruptcy Code) against or corporate obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. This subsection shall survive for one year and a day after the latest maturing Note issued by such Conduit Purchaser is paid.

          9.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Class A-1 Certificates hereunder and the termination of this Agreement.

          9.13   Submission  to Jurisdiction; Waivers.   EACH  OF
SRPC, SRI, THE TRANSFEROR, THE SERVICER, THE FACILITY AGENT, EACH
AGENT  AND  EACH  CLASS  A-1  PURCHASER  HEREBY  IRREVOCABLY  AND
UNCONDITIONALLY:

          (A)   SUBMITS FOR ITSELF AND ITS PROPERTY  IN
          ANY  LEGAL  ACTION OR PROCEEDING RELATING  TO
          THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR
          RECOGNITION  AND ENFORCEMENT OF ANY  JUDGMENT
          IN  RESPECT  THEREOF,  TO  THE  NON-EXCLUSIVE
          GENERAL  JURISDICTION OF THE  COURTS  OF  THE
          STATE  OF  NEW YORK AND THE UNITED STATES  OF
          AMERICA  FOR  THE  SOUTHERN DISTRICT  OF  NEW
          YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B)    CONSENTS  THAT  ANY  SUCH  ACTION   OR
          PROCEEDING MAY BE BROUGHT IN SUCH COURTS  AND
          WAIVES  ANY  OBJECTION THAT  IT  MAY  NOW  OR
          HEREAFTER  HAVE  TO  THE VENUE  OF  ANY  SUCH
          ACTION  OR  PROCEEDING IN ANY SUCH  COURT  OR
          THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN
          AN INCONVENIENT COURT AND AGREES NOT TO PLEAD
          OR CLAIM THE SAME;

          (C)   AGREES THAT SERVICE OF PROCESS  IN  ANY
          SUCH ACTION OR PROCEEDING MAY BE EFFECTED  BY
          MAILING  A  COPY  THEREOF  BY  REGISTERED  OR
          CERTIFIED MAIL (OR ANY SUBSTANTIALLY  SIMILAR
          FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY
          AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT
          SUCH  OTHER ADDRESS OF WHICH THE AGENT  SHALL
          HAVE BEEN NOTIFIED PURSUANT THERETO; AND

          (D)   AGREES THAT NOTHING HEREIN SHALL AFFECT
          THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY
          OTHER  MANNER PERMITTED BY LAW OR SHALL LIMIT
          THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          9.14 WAIVERS OF JURY TRIAL. EACH OF SRPC, SRI, THE TRANSFEROR, THE SERVICER, THE FACILITY AGENT, THE AGENTS AND THE CLASS A-1 PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Certificate Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                         SRI RECEIVABLES PURCHASE CO., INC.,
                           individually and as Transferor


                         By:   /s/Charles M. Sledge
                               Name: Charles M. Sledge
                               Title: Senior Vice President

                         SPECIALTY RETAILERS, INC.,
                           individually and as Servicer


                         By:  /s/James A. Marcum
                               Name: James A. Marcum
                               Title: Vice Chairman, CFO

                         CREDIT SUISSE FIRST BOSTON,
                         NEW YORK BRANCH,
                            as Facility Agent


                         By: /s/Alberto Zonca
                               Name: Alberto Zonca
                               Title: Vice President


                         By: /s/Matthew J. Monaco
                               Name: Matthew J. Monaco
                               Title: Associate

                                                        EXHIBIT A


                    FORM OF INVESTMENT LETTER

                                               [Date]


SRI Receivables Purchase Co., Inc.
10201 Main Street
Houston, Texas 77025
Attention: Treasurer

     Re   SRI Receivables Master Trust Class A-1
          Variable Funding Certificates, Series 1999-1

Ladies and Gentlemen:

          This letter (the "Investment Letter") is delivered by the undersigned (the "Purchaser") pursuant to subsection 8.1(a) of the Class A-1 Certificate Purchase Agreement dated as of November 9, 1999 (as in effect, the "Certificate Purchase Agreement"), among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1 Purchasers and Agents parties thereto and Credit Suisse First Boston, New York Branch, as Agent and Facility Agent. Capitalized terms used herein without definition shall have the meanings set forth in the Certificate Purchase Agreement. The Purchaser represents to and agrees with the Transferor as follows:

          (a) The Purchaser is authorized [to enter into the Certificate Purchase Agreement and to perform its obligations thereunder and to consummate the transactions contemplated thereby] [to purchase a participation in obligations under the Certificate Purchase Agreement].


          (b) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Class A-1 Certificates and is able to bear the economic risk of such investment. The Purchaser has been afforded the opportunity to ask such questions as it deems necessary to make an investment decision, and has received all information it has requested in connection with making such investment decision. The Purchaser has, independently and without reliance upon any Agent, the Facility Agent or any other Class A-1 Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Trust, SRPC, SRI, Stage, the Transferor and the Servicer and made its own decision to purchase its interest in the Class A-1 Certificates, and will, independently and without reliance upon any Agent, the Facility Agent or any other Class A-1 Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under the Certificate Purchase Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Trust, SRPC, SRI, Stage, Granite, the Transferor and the Servicer.

          (c) The Purchaser is an "accredited investor", as defined in Rule 501, promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), or is a sophisticated institutional investor. The Purchaser understands that the offering and sale of the Class A-1 Certificates has not been and will not be registered under the Securities Act and has not and will not be registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of the Class A-1 Certificate has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

          (d) The Purchaser is acquiring an interest in Class A-1 Certificates without a view to any distribution, resale or other transfer thereof except, with respect to any Class A-1 Purchaser Interest or any interest or participation therein, as contemplated in the following sentence. The Purchaser will not resell or otherwise transfer any interest or participation in the Class A-1 Purchaser Interest, except in accordance with Section 8.1 of the Certificate Purchase Agreement and (i) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities or "blue sky" laws; (ii) to the Transferor or any affiliate of the Transferor; or (iii) to a person who the Purchaser reasonably believes is a qualified institutional buyer (within the meaning thereof in Rule 144A under the Securities Act) that is aware that the resale or other transfer is being made in reliance upon Rule 144A. In connection therewith, the Purchaser hereby agrees that it will not resell or otherwise transfer the Class A-1 Certificates or any interest therein unless the purchaser thereof provides to the addressee hereof a letter substantially in the form hereof.

     (e) This Investment Letter has been duly executed and delivered and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles affecting the enforcement of creditors' rights generally and general principles of equity.

                                   Very truly yours,

                                   [NAME OF PURCHASER]


                                   By:___________________________
                                      Name:
                                      Title:

                                                        EXHIBIT B


                   FORM OF JOINDER SUPPLEMENT

          JOINDER  SUPPLEMENT, dated as of the date set forth  in
Item 1 of Schedule I hereto, among SRI Receivables Purchase Co., Inc. (the "Transferor"), Specialty Retailers, Inc., as Servicer (the "Servicer"), the Class A-1 Purchaser set forth in Item 2 of
Schedule I hereto (the "Additional Class A-1 Purchaser"), the Agent set forth in Item 3 of Schedule I hereto for the Class A-1 Purchasers in the Purchaser Group set forth in Item 4 of Schedule I hereto (in such capacity, the "Agent"), and Credit Suisse First Boston, New York Branch, as Facility Agent for the Class A-1 Purchasers under, and as defined in, the Certificate Purchase Agreement described below (in such capacity, the "Facility Agent").

                      W I T N E S S E T H

          WHEREAS, this Supplement is being executed and delivered in accordance with subsection 2.2(d) of the Class A-1 Certificate Purchase Agreement, dated as of November 9, 1999, among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1 Purchasers and Agents parties thereto and Credit Suisse First Boston, New York Branch, as Facility Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Certificate Purchase Agreement"; unless otherwise defined herein, terms defined in the Certificate Purchase Agreement are used herein as therein defined); and

          WHEREAS, the Additional Class A-1 Purchaser (if it is not already a Class A-1 Purchaser party to the Certificate Purchase Agreement) wishes to become a Class A-1 Purchaser party to the Certificate Purchase Agreement and the Agent (if it is not already the Agent party to the Certificate Purchase Agreement) wishes to become an Agent party to the Certificate Purchase Agreement;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          (a) Upon receipt by the Agent of five counterparts of this Supplement, to each of which is attached a fully completed
Schedule I and Schedule II, each of which has been executed by the Additional Class A-1 Purchaser, the Agent, the Transferor and the Facility Agent, the Agent will transmit to the Servicer, the Transferor, the Trustee, the Facility Agent and the Additional Class A-1 Purchaser a Joinder Effective Notice, substantially in the form of Schedule III to this Supplement (a "Joinder Effective Notice"). Such Joinder Effective Notice shall be executed by the Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the "Joinder Effective Date"). From and after the Joinder Effective Date, the Additional Class A-1 Purchaser shall be a Class A-1 Purchaser party to the Certificate Purchase Agreement for all purposes thereof and shall be a Conduit Purchaser, Liquidity Purchaser or Committed Purchaser, as specified on such Schedule II, having an initial Maximum Purchase Amount or Commitment, as applicable, as set forth in such Schedule II. The Additional Class A-1 Purchaser shall be a member of the Purchaser Group set forth in Item 4 of Schedule I hereto. If the Additional
Class  A-1  Purchaser  is  a  Conduit Purchaser,  then  (i)  such
Schedule II identifies its related Liquidity Purchasers and (ii) each such Liquidity Purchaser has executed and delivered (or is concurrently herewith executing and delivering) its own Joinder Supplement with respect to such Additional Class A-1 Purchaser. If the Additional Class A-1 Purchaser is a Liquidity Purchaser, such Schedule II identifies its related Conduit Purchaser. From and after the Joinder Effective Date, the Agent, if it is not already an "Agent" under the Certificate Purchase Agreement, shall be an Agent thereunder for the Purchaser Group set forth in
Item 4 of Schedule I hereto.

          (b) Concurrently with the execution and delivery hereof, the Additional Class A-1 Purchaser will deliver to the Transferor and the Trustee an executed Investment Letter in the form of Exhibit A to the Certificate Purchase Agreement.

          (c) Each of the parties to this Supplement agrees and acknowledges that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement.

          (d) By executing and delivering this Supplement, the Additional Class A-1 Purchaser confirms to and agrees with each Agent, the Facility Agent and each Class A-1 Purchaser as follows: (i) neither the Agent, the Facility Agent nor any other Class A-1 Purchaser makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Certificate Purchase Agreement (other then representations or warranties made by such respective parties) or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Certificate Purchase Agreement or any other instrument or document furnished pursuant thereto, or with respect to the Trust, the financial condition of SRPC, SRI, Granite, Stage, the Servicer, the Transferor or the Trustee, or the performance or observance by SRPC, SRI, Granite, Stage, the Servicer, the Transferor or the Trustee of any of their respective obligations under the Certificate Purchase Agreement or the Pooling and Servicing Agreement or any other instrument or document furnished pursuant hereto; (ii) the Additional Class A-1 Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement;
(iii) the Additional Class A-1 Purchaser will, independently and without reliance upon any Agent, the Facility Agent or any other Class A-1 Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the
Certificate Purchase Agreement; (iv) each Purchasing Class A-1 Purchaser appoints and authorizes the Agent and the Facility Agent to take such action as agent on its behalf and to exercise such powers under the Certificate Purchase Agreement and the Pooling and Servicing Agreement as are delegated to such Agent or the Facility Agent, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Certificate Purchase Agreement; and (v) the Additional Class A-1 Purchaser agrees (for the benefit of each Agent, the Facility Agent, each other Class A-1 Purchaser, the Servicer and the Transferor) that (A) if it is a Conduit Purchaser, it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class A-1 Purchaser which is a Conduit Purchaser, (B) if it is a Committed Purchaser, it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class A-1 Purchaser which is a Committed Purchaser, and (C) if it is a Liquidity Purchaser, it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class A-1 Purchaser which is a Liquidity Purchaser. By executing and delivering this Supplement, the Agent, if it not already an "Agent" under the Certificate Purchase Agreement, agrees (for the benefit of each other Agent, the Facility Agent, each Class A-1 Purchaser, the Servicer and the Transferor) that it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as an Agent for its Purchaser Group.

          (e) Schedule II hereto sets forth the Maximum Purchase Amount or the Commitment, as applicable, the Commitment Expiration Date, if applicable, and the initial Investing Office of the Additional Class A-1 Purchaser, as well as administrative information with respect to the Additional Class A-1 Purchaser, including the address of Additional Class A-1 Purchaser for purposes of notices, requests and demands pursuant to subsection 9.2(a) of the Certificate Purchase Agreement and the identification of the account for certain payments to the Additional Class A-1 Purchaser for purposes of subsection 9.2(b) of the Certificate Purchase Agreement.

          (f) Schedule II hereto also sets forth the address of the Agent for purposes of notices, requests and demands pursuant to subsection 9.2(a) of the Certificate Purchase Agreement and the identification of the account for certain payments to the Agent for purposes of subsection 9.2(b) of the Certificate Purchase Agreement.

          (g)    THIS  SUPPLEMENT  SHALL  BE  GOVERNED  BY,   AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this
Supplement  to  be executed by their respective  duly  authorized officers on Schedule I hereto as of the date set forth in Item  1 of Schedule I hereto.

                                                    SCHEDULE I TO
                                               JOINDER SUPPLEMENT


                  Completion of Information And
                Signatures For Joinder Supplement


     Re: Class A-1 Certificate Purchase Agreement, dated as of November 9, 1999, among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1 Purchasers and Agent to party thereto and Credit Suisse First Boston, New York Branch, as Agent and as Facility Agent.


Item 1:   Date of Joinder Supplement:

Item 2:   Additional Class A-1 Purchaser:

Item 3:   Agent:

Item 4.:  Purchaser Group:

Item 5:   Signatures of Parties to Agreement:



                              as Additional Class A-1 Purchaser


                              By:
                                    Name:
                                    Title:



                              as Agent


                              By:
                                    Name:
                                         Title:



                              SRI RECEIVABLES PURCHASE CO., INC.
                                as Transferor


                              By:
                                    Name:
                                    Title:


ACCEPTED BY:

CREDIT SUISSE FIRST BOSTON,
   NEW YORK BRANCH, as Facility Agent


By:
      Name:
      Title:


By:
      Name:
      Title:

                                                   SCHEDULE II TO
                                               JOINDER SUPPLEMENT


          List of Percentages, Maximum Purchase Amount or Commitment, Commitment Expiration Date, Addresses
   For Notices and Payment Instructions and Investing Offices


[NAME OF CLASS A-1 PURCHASER], as Class A-1 Purchaser

     Type of Purchaser: [Conduit/Liquidity/Committed Purchaser]

          For Conduit Purchaser: (if applicable)

          Initial Purchaser Percentage:                  _______%
          Maximum Purchase Amount:                  $____________
          Related  Liquidity  Purchasers,  Commitment  Expiration
Dates and
               Initial Liquidity Percentages:

               ______________________      ____________,     ____
_______%

               ______________________      ____________,     ____
_______%

               ______________________      ____________,     ____
_______%


          For Liquidity Purchaser: (if applicable)

          Initial Liquidity Percentage:                  _______%
          Commitment:                               $____________
          Commitment Expiration Date:          ____________, ____
          Related Conduit Purchaser:      _______________________

          For Committed Purchaser: (if applicable)

          Initial Purchaser Percentage:                  _______%
          Commitment:                                                 $_______
          Commitment Expiration Date:                                 ________,
____



     Address for Notices:


     Payment Instructions:


     Investing Office:



[NAME OF AGENT], as Agent

     Address for Notices:


     Payment Instructions:


                                                  SCHEDULE III TO
                                               JOINDER SUPPLEMENT


                             Form of
                    Joinder Effective Notice


To:  [Name and address of
     Transferor, Servicer, Trustee, Facility
     Agent and Additional Class A-1 Purchaser]

          The undersigned, as Agent under the Class A-1 Certificate Purchase Agreement, dated as of November 9, 1999, among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1 Purchasers and Agents parties thereto and Credit Suisse First Boston, New York Branch, as Facility Agent thereunder, acknowledges receipt of five executed counterparts of a completed Joinder Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.

          Pursuant to such Supplement, you are advised that the Joinder Effective Date will be _____________, 199_.

                                   Very truly yours,

                                   [NAME OF AGENT]


                                   By:_______________________
                                         Name:
                                         Title:

                                                        EXHIBIT C


                  FORM OF TRANSFER SUPPLEMENT

          TRANSFER SUPPLEMENT, dated as of the date set forth  in
Item 1 of Schedule I hereto, among the Transferor Class A-1 Purchaser set forth in Item 2 of Schedule I hereto (the "Transferor Class A-1 Purchaser"), the Purchasing Class A-1 Purchaser set forth in Item 3 of Schedule I hereto (the "Purchasing Class A-1 Purchaser"), the Agent set forth in Item 4 of Schedule I hereto for the Class A-1 Purchasers in the Purchaser Group set forth in Item 5 of Schedule I hereto (in such capacity, the "Agent"), and Credit Suisse First Boston, New York Branch, as Facility Agent for the Class A-1 Purchasers under, and as defined in, the Certificate Purchase Agreement described below (in such capacity, the "Facility Agent").

                      W I T N E S S E T H:

          WHEREAS, this Supplement is being executed and delivered in accordance with subsection 8.1(e) of the Class A-1 Certificate Purchase Agreement, dated as of November 9, 1999, among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1 Purchasers and Agents parties thereto and Credit Suisse First Boston, New York Branch, as Facility Agent (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Certificate Purchase Agreement"; unless otherwise defined herein, terms defined in the Certificate Purchase Agreement are used herein as therein defined);

          WHEREAS, the Purchasing Class A-1 Purchaser (if it is not already a Class A-1 Purchaser party to the Certificate Purchase Agreement) wishes to become a Class A-1 Purchaser party to the Certificate Purchase Agreement and the Purchasing Class A-1 Purchaser wishes to acquire and assume from the Transferor Class A-1 Purchaser, certain of the rights, obligations and commitments under the Certificate Purchase Agreement; and

          WHEREAS, the Transferor Class A-1 Purchaser wishes to sell and assign to the Purchasing Class A-1 Purchaser, certain of its rights, obligations and commitments under the Certificate
Purchase Agreement.

          NOW, THEREFORE, the parties hereto hereby agree as follows:


          (a) Upon receipt by the Agent of five counterparts of this Supplement, to each of which is attached a fully completed
Schedule I and Schedule II, each of which has been executed by the Transferor Class A-1 Purchaser, the Purchasing Class A-1 Purchaser and the Agent, the Agent will transmit to the Servicer, the Transferor, the Trustee, the Transferor Class A-1 Purchaser
and the Purchasing Class A-1 Purchaser a Transfer Effective Notice, substantially in the form of Schedule III to this
Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall be executed by the Agent and shall set forth, inter alia, the date on which the transfer effected by this Supplement shall become effective (the "Transfer Effective Date"). From and after the Transfer Effective Date the Purchasing Class A-1 Purchaser shall be a Class A-1 Purchaser party to the Certificate Purchase Agreement for all purposes thereof as a Conduit Purchaser, Liquidity Purchaser or Committed Purchaser, as applicable, as specified on Schedule II to this Supplement, and shall be a member of the Purchaser Group set forth in Item 5 of Schedule I hereto.

          (b) At or before 12:00 Noon, local time of the Transferor Class A-1 Purchaser, on the Transfer Effective Date, the Purchasing Class A-1 Purchaser shall pay to the Transferor Class A-1 Purchaser, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Class A-1 Purchaser and such Purchasing Class A-1 Purchaser (the "Purchase Price"), of the portion set forth on Schedule II hereto being purchased by such Purchasing Class A-1 Purchaser of the outstanding Class A-1 Invested Amount under the Class A-1
Certificate owned by the Transferor Class A-1 Purchaser (such Purchasing Class A-1 Purchaser's "Purchase Percentage") and other amounts owing to the Transferor Class A-1 Purchaser under the Certificate Purchase Agreement or otherwise in respect of the Class A-1 Certificates. Effective upon receipt by the Transferor Class A-1 Purchaser of the Purchase Price from the Purchasing
Class A-1 Purchaser, the Transferor Class A-1 Purchaser hereby irrevocably sells, assigns and transfers to the Purchasing
Class A-1 Purchaser, without recourse, representation or warranty, and the Purchasing Class A-1 Purchaser hereby irrevocably purchases, takes and assumes from the Transferor
Class A-1 Purchaser, the Purchasing Class A-1 Purchaser's Purchase Percentage of (i) the presently outstanding Class A-1
Invested  Amount under the Class A-1 Certificates  owned  by  the
Transferor  Class A-1 Purchaser and other amounts  owing  to  the
Transferor  Class  A-1  Purchaser in respect  of  the  Class  A-1
Certificates, together with all instruments, documents and collateral security pertaining thereto, and (ii) the Purchasing Class A-1 Purchaser's Purchase Percentage of (A) if the Transferor Class A-1 Purchaser is a Conduit Purchaser, the
Purchaser Percentage and the Maximum Purchaser Amount of the Transferor Class A-1 Purchaser and the other rights and duties of the Transferor Class A-1 Purchaser under the Certificate Purchase Agreement, (B) if the Transferor Class A-1 Purchaser is a Committed Purchaser, the Purchaser Percentage and the Commitment of the Transferor Class A-1 Purchaser and other rights, duties and obligations of the Transferor Class A-1 Purchaser under the Certificate Purchase Agreement, or (C) if the Transferor Class A-1 Purchaser is a Liquidity Purchaser, the Liquidity Percentage and the Commitment of the Transferor Class A-1 Purchaser and other rights, duties and obligations of the Transferor Class A-1 Purchaser under the Certificate Purchase Agreement. This Supplement is intended by the parties hereto to effect a purchase by the Purchasing Class A-1 Purchaser and sale by the Transferor Class A-1 Purchaser of interests in the Class A-1 Certificates, and it is not to be construed as a loan or a commitment to make a loan by the Purchasing Class A-1 Purchaser to the Transferor Class A-1 Purchaser. The Transferor Class A-1 Purchaser hereby confirms that the amount of the
Class A-1 Invested Amount is $___________ and its Percentage Interest thereof is ___%, which equals $___________ as of _________, ___. Upon and after the Transfer Effective Date (until further modified in accordance with the Certificate Purchase Agreement), the Purchaser Percentage or Liquidity Percentage, as applicable, of the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser, the Maximum Purchaser Amount or Commitment, as applicable, of the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser and the Percentage Interest of the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser shall be as set forth in Schedule II to this Supplement.

          (c) The Transferor Class A-1 Purchaser has made arrangements with the Purchasing Class A-1 Purchaser with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Class A-1 Purchaser to the Purchasing Class A-1 Purchaser of any fees heretofore received by the Transferor Class A-1 Purchaser pursuant to the Certificate Purchase Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by the Purchasing Class A-1 Purchaser to the Transferor Class A-1 Purchaser of fees or interest received by the Purchasing Class A-1 Purchaser pursuant to the Certificate Purchase Agreement or otherwise in respect of the Class A-1 Certificates from and after the Transfer Effective Date.

          (d) (i) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Class A-1 Purchaser in respect of the Class A-1 Certificates shall, instead, be payable to or for the account of the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement.

               (ii) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Class A-1 Purchaser from and after the Transfer Effective Date pursuant to the Certificate Purchase Agreement or in respect of the Class A-1 Certificates shall, instead, accrue for the account of, and be payable to or for the account of, the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser, as the case may be, in accordance with their respective interests as reflected in this Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer
Effective Date was included in the Purchase Price paid by the Purchasing Class A-1 Purchaser, the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser will make appropriate arrangements for payment by the Transferor Class A-1 Purchaser to the Purchasing Class A-1 Purchaser of such amount upon receipt thereof from the Agent.

          (e) Concurrently with the execution and delivery hereof, the Purchasing Class A-1 Purchaser will deliver to Agent, the Transferor and the Trustee an executed Investment Letter in the form of Exhibit A to the Certificate Purchase Agreement and the forms, if any, required by subsection 2.5(c) of the Certificate Purchase Agreement.

          (f) Each of the parties to this Supplement agrees and acknowledges that (i) at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Supplement, and (ii) the Agent shall apply each payment made to it under the Certificate Purchase Agreement, whether in its individual capacity or as Agent, in accordance with the provisions of the Certificate Purchase Agreement, as appropriate.

          (g) By executing and delivering this Supplement, the Transferor Class A-1 Purchaser and the Purchasing Class A-1 Purchaser confirm to and agree with each other, the Facility Agent, each Agent and each Class A-1 Purchaser as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Class A-1 Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Certificate Purchase Agreement or the Pooling and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Certificate Purchase Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Class A-1 Purchaser makes no representation or warranty and assumes no responsibility with respect to the Trust, the financial condition of SRPC, SRI, Granite, Stage, the Servicer, the Transferor or the Trustee, or the performance or observance by SRPC, SRI, Granite, Stage, the Servicer, the Transferor or the Trustee of any of their respective obligations under the Certificate Purchase Agreement, the Pooling and Servicing Agreement or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Class A-1 Purchaser confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (iv) each Purchasing Class A-1 Purchaser will, independently and without reliance upon the Facility Agent, any Agent, the Transferor Class A-1 Purchaser or any other Class A-1 Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Certificate Purchase Agreement or the Pooling and Servicing Agreement; (v) each Purchasing Class A-1 Purchaser appoints and authorizes the Agent and the Facility Agent to take such action as agent on its behalf and to exercise such powers under the Certificate Purchase Agreement and the Pooling and Servicing Agreement as are delegated to the Agent or the Facility Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section 7 of the Certificate Purchase Agreement; and (vi) each Purchasing Class A-1 Purchaser agrees (for the benefit of the Transferor Class A-1 Purchaser, each Agent, the Facility Agent, each Class A-1 Purchaser, the Servicer and the Transferor) that (A) if it is a Conduit Purchaser, it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class A-1 Purchaser which is a Conduit Purchaser, (B) if it is a Committed Purchaser, it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class A-1
Purchaser  which is a Committed Purchaser, and (C)  if  it  is  a
Liquidity Purchaser, it will perform in accordance with their terms all of the obligations which by the terms of the Certificate Purchase Agreement are required to be performed by it as a Class A-1 Purchaser which is a Liquidity Purchaser.

          (h) Schedule II hereto sets forth the revised Maximum Purchase Amount or the revised Commitment, as applicable, and the Commitment Expiration Date, if applicable, of the Transferor Class A-1 Purchaser, as well as administrative information with respect to the Transferor Class A-1 Purchaser, including the address of Transferor Class A-1 Purchaser for purposes of notices, requests and demands pursuant to subsection 9.2(a) of the Certificate Purchase Agreement and the identification of the account for certain payments to the Transferor Class A-1 Purchaser for purposes of subsection 9.2(b) of the Certificate Purchase Agreement. Schedule II hereto also sets forth the
Maximum Purchase Amount or the Commitment, as applicable, the Commitment Expiration Date, if applicable, and the initial Investing Office of the Purchasing Class A-1 Purchaser, as well as administrative information with respect to the Purchasing Class A-1 Purchaser, including the address of Purchasing Class A-1 Purchaser for purposes of notices, requests and demands pursuant to subsection 9.2(a) of the Certificate Purchase
Agreement and the identification of the account for certain payments to the Purchasing Class A-1 Purchaser for purposes of subsection 9.2(b) of the Certificate Purchase Agreement.

          (i)    THIS  SUPPLEMENT  SHALL  BE  GOVERNED  BY,   AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this
Supplement  to  be executed by their respective  duly  authorized officers on Schedule I hereto as of the date set forth in Item  1 of Schedule I hereto.

                                                    SCHEDULE I TO
                                              TRANSFER SUPPLEMENT


                  Completion of Information and
               Signatures for Transfer Supplement


     Re: Class A-1 Certificate Purchase Agreement, dated as of November 9, 1999, among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1
          Purchasers and Agents party thereto and Credit Suisse First Boston, New York Branch, as Facility Agent.


Item 1:   Date of Transfer Supplement:

Item 2:   Transferor Class A-1 Purchaser:

Item 3:   Purchasing Class A-1 Purchaser:

Item 4:   Agent:

Item 5:   Purchaser Group:

Item 6:   Signatures of Parties to Agreement:



                              as Transferor Class A-1 Purchaser


                              By:
                                    Name:
                                    Title:




                              as Purchasing Class A-1 Purchaser


                              By:
                                    Name:
                                    Title:


CONSENTED TO AND ACCEPTED BY:

CREDIT SUISSE FIRST BOSTON,
   NEW YORK BRANCH, as Facility Agent


By:
      Name:
      Title:


By:
      Name:
      Title:

                                                   SCHEDULE II TO
                                              TRANSFER SUPPLEMENT


          List of Percentages, Maximum Purchase Amount or Commitment, Commitment Expiration Date, Addresses
   For Notices and Payment Instructions and Investing Offices


[NAME OF TRANSFEROR CLASS A-1 PURCHASER]

     Type of Purchaser: [Conduit/Liquidity/Committed Purchaser]

          For Conduit Purchaser: (if applicable)

          Maximum Purchase Amount Prior to Sale:    $____________
          Maximum Purchase Amount Sold:             $____________
          Maximum Purchase Amount Retained:         $____________
          Purchaser Percentage Prior to Sale:            _______%
          Purchaser Percentage Sold:                     _______%
          Purchaser Percentage Retained:                 _______%
          Related  Liquidity  Purchasers,  Commitment  Expiration
Dates and
               Liquidity Percentages:
               ______________________      ____________,     ____
_______%
               ______________________      ____________,     ____
_______%
               ______________________      ____________,     ____
_______%


          For Liquidity Purchaser: (if applicable)

          Commitment Prior to Sale:                 $____________
          Commitment Sold:                          $____________
          Commitment Retained:                      $____________
          Liquidity Percentage Prior to Sale:            _______%
          Liquidity Percentage Sold:                     _______%
          Liquidity Percentage Retained:                 _______%
          Commitment Expiration Date:                                 ________,
____
          Related                Conduit               Purchaser:
_______________________


          For Committed Purchaser: (if applicable)

          Commitment Prior to Sale:                 $____________
          Commitment Sold:                          $____________

          Commitment Retained:                      $____________
          Purchaser Percentage Prior to Sale:            _______%
          Purchaser Percentage Sold:                     _______%
          Purchaser Percentage Retained:                 _______%
          Commitment Expiration Date:          ____________, ____


[NAME OF PURCHASING CLASS A-1 PURCHASER]

     Type of Purchaser: [Conduit/Liquidity/Committed Purchaser]

          For Conduit Purchaser: (if applicable)

          Maximum Purchase Amount Prior to Sale:    $____________
          Maximum Purchase Amount Purchased:        $____________
          Maximum Purchase Amount After Sale:       $____________
          Purchaser Percentage Prior to Sale:            _______%
          Purchaser Percentage Purchased:                _______%
          Purchaser Percentage After Sale:               _______%
          Related  Liquidity  Purchasers,  Commitment  Expiration
Dates and
               Liquidity Percentages:
               ______________________      ____________,     ____
_______%
               ______________________      ____________,     ____
_______%
               ______________________      ____________,     ____
_______%


          For Liquidity Purchaser: (if applicable)

          Commitment Prior to Sale:                 $____________
          Commitment Purchased:                     $____________
          Commitment After Sale:                    $____________
          Liquidity Percentage Prior to Sale:            _______%
          Liquidity Percentage Purchased:                _______%
          Liquidity Percentage After Sale:               _______%
          Commitment Expiration Date:          ____________, ____
          Related Conduit Purchaser:      _______________________


          For Committed Purchaser: (if applicable)

          Commitment Prior to Sale:                 $____________
          Commitment Purchased:                     $____________
          Commitment After Sale:                    $____________
          Purchaser Percentage Prior to Sale:            _______%

          Purchaser Percentage Purchased:                _______%
          Purchaser Percentage After Sale:               _______%
          Commitment Expiration Date:          ____________, ____

     Address for Notices:


     Payment Instructions:


     Investing Office:



                                                  SCHEDULE III TO
                                              TRANSFER SUPPLEMENT


                             Form of
                    Transfer Effective Notice

To:  [Name and address of Transferor, Servicer,
     Trustee, Facility Agent, Transferor Class A-1
     Purchaser and Purchasing Class A-1 Purchaser]

          The undersigned, as Agent under the Class A-1 Certificate Purchase Agreement, dated as of November 9, 1999, among SRI Receivables Purchase Co., Inc., as Transferor, Specialty Retailers, Inc., as Servicer, the Class A-1 Purchasers and Agents parties thereto and Credit Suisse First Boston, New York Branch, as Facility Agent thereunder, acknowledges receipt of five executed counterparts of a completed Transfer Supplement. [Note: attach copies of Schedules I and II from such Agreement.] Terms defined in such Supplement are used herein as therein defined.

          Pursuant to such Supplement, you are advised that the Transfer Effective Date will be _____________, 199_.

                                   Very truly yours,

                                   [NAME OF AGENT]


                                   By:_______________________
                                         Name:
                                         Title: